Exhibit 99.2

ALEXANDRIA®

EARNINGS PRESS RELEASE
AND
SUPPLEMENTAL INFORMATION

Third Quarter Ended
September 30, 2012

Conference Call Information:
Monday, October 29, 2012
3:00 p.m. Eastern Time / 12:00 p.m. Pacific Time
Number: (800) 447-0521 or (847) 413-3238
Confirmation Code: 33218271

385 EAST COLORADO BOULEVARD, SUITE 299
PASADENA, CALIFORNIA 91101

PROPRIETARY MATERIALS
© 2012 Alexandria Real Estate Equities, Inc.

ALEXANDRIA CENTER™ FOR LIFE SCIENCE – NEW YORK CITY

ALEXANDRIA TECHNOLOGY SQUARE® – CAMBRIDGE

ALEXANDRIA CENTER™ FOR SCIENCE AND TECHNOLOGY – MISSION BAY

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Table of Contents

September 30, 2012

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  You can identify the forward-looking statements by their use of forward-looking words, such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates,” or the negative of those words or similar words.  Our actual results may differ materially from those projected in such forward-looking statements.  Factors that might cause such a difference include, without limitation, our failure to obtain capital (debt, construction financing, and/or equity) or refinance debt maturities, increased interest rates and operating costs, adverse economic or real estate developments in our markets, our failure to successfully complete and lease our existing space held for redevelopment and new properties acquired for that purpose and any properties undergoing development, our failure to successfully operate or lease acquired properties, lower rental rates or higher vacancy rates or failure to renew or replace expiring leases, defaults on or non-renewal of leases by client tenants, general and local economic conditions, and other risks and uncertainties detailed in our filings with the Securities and Exchange Commission (“SEC”).  All forward-looking statements are made as of October 26, 2012, the date this document was first made available on our website, and we assume no obligation to update this information.  For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.  Note that certain figures are rounded to the nearest thousands throughout this document, which may impact footing and/or crossfooting of totals and subtotals.

This document is not an offer to sell or solicitation to buy securities of Alexandria Real Estate Equities, Inc.  Any offers to sell or solicitations to buy securities of Alexandria Real Estate Equities, Inc. shall be made only by means of a prospectus approved for that purpose.  Unless otherwise indicated, the “Company,” “Alexandria,” “we,” “us,” and “our” refer to Alexandria Real Estate Equities, Inc. and its consolidated subsidiaries.

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2012	i

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Company Profile

September 30, 2012

The Company

Alexandria Real Estate Equities, Inc. (NYSE: ARE), a self-administered and self-managed real estate investment trust (“REIT”), is the largest and leading investment-grade REIT focused principally on owning, operating, developing, redeveloping, and acquiring high-quality, sustainable real estate for the broad and diverse life science industry.  Founded in 1994, Alexandria was the first REIT to identify and pursue the laboratory niche and has since had the first-mover advantage in the core life science cluster locations including Greater Boston, San Francisco Bay, San Diego, New York City, Seattle, Suburban Washington, D.C., and Research Triangle Park. Alexandria’s high-credit client tenants span the life science industry, including renowned academic and medical institutions, multinational pharmaceutical companies, public and private biotechnology entities, United States government research agencies, medical device companies, industrial biotech companies, venture capital firms, and life science product and service companies. As the recognized real estate partner of the life science industry, Alexandria has a superior track record in driving client tenant productivity and innovation through its best-in-class laboratory and office space, collaborative locations adjacent to leading academic and medical institutions, unparalleled life science real estate expertise and services, and longstanding and expansive network in the life science community, which we believe result in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For additional information on Alexandria Real Estate Equities, Inc., please visit www.are.com.

Unique Niche Strategy

Alexandria’s primary business objective is to maximize stakeholder value by providing its stakeholders with the greatest possible total return and long-term asset value based on a multifaceted platform of internal and external growth.  The key elements to our strategy include our consistent focus on high-quality assets and operations in the top life science cluster locations with our properties located adjacent to life science entities driving growth and technological advances within each cluster.  These adjacency locations are characterized by high barriers to entry and exit, limited supply of available space, and represent highly desirable locations for tenancy by life science entities.  Alexandria’s strategy also includes drawing on its deep and broad life science and real estate relationships in order to attract new and leading life science client tenants and value-added real estate opportunities.  Alexandria was founded in 1994 by Jerry M. Sudarsky and Joel S. Marcus.  Alexandria executed its initial public offering in 1997 and received its investment-grade ratings in 2011.

Management

Alexandria’s executive and senior management team is highly experienced in the REIT industry (uniquely with life science and real estate development, construction, operations, ownership, and expertise) and is the most accomplished team focused on providing high-quality, environmentally sustainable real estate, technical infrastructure, and unique expertise to the broad and diverse life science industry.  Our deep and talented team has decades of life science industry experience.  Our management team also includes highly experienced regional market directors averaging over 20 years of real estate experience, including approximately 10 years with Alexandria.  We believe that our expertise, experience, reputation, and key life science relationships provide Alexandria significant competitive advantages in attracting new business opportunities.

Client Tenant Base

The quality, diversity, breadth, and depth of our significant relationships with our life science client tenants provide Alexandria with solid and stable cash flows.  Investment-grade client tenants represented 48% of Alexandria’s annualized base rent as of September 30, 2012.  As of September 30, 2012, our multinational pharmaceutical client tenants represented approximately 27.5% of our annualized base rent, led by Bristol-Myers Squibb Company, Eli Lilly and Company, GlaxoSmithKline plc, Novartis AG, Pfizer Inc., and Roche; revenue-producing life science product and service, medical device, and industrial biotech companies represented approximately 22.2%, led by Illumina, Inc., Laboratory Corporation of America Holdings, Monsanto Company, Qiagen N.V., and Quest Diagnostics Incorporated; non-profit, renowned medical and research institutions, and government agencies represented approximately 15.7% and included Fred Hutchinson Cancer Research Center, Massachusetts Institute of Technology, The Regents of the University of California, Sanford-Burnham Medical Research Institute, The Scripps Research Institute, the United States Government, and University of Washington; public biotechnology companies represented approximately 16.3% and included Amgen Inc., Biogen Idec Inc., Celgene Corporation, and Gilead Sciences, Inc.; private biotechnology companies represented approximately 14.1% and included high-quality, leading-edge companies with blue-chip venture and institutional investors, including Constellation Pharmaceuticals, Inc., Epizyme, Inc., FibroGen, Inc., and FORMA Therapeutics, Inc.; and the remaining approximately 4.2% consisted of traditional office client tenants.  Alexandria’s strong life science underwriting skills, long-term life science industry relationships, and sophisticated management with both real estate and life science operating expertise positively distinguish Alexandria from all other publicly traded real estate investment trusts and real estate companies.

Company Information

Corporate Headquarters	Trading Symbols	Information Requests
385 East Colorado Boulevard, Suite 299	New York Stock Exchange	Phone: (626) 396-4828
Pasadena, California 91101	Common stock: ARE	E-mail: corporateinformation@are.com
	Series E preferred stock: ARE–E	Web: www.are.com

Summary Data

Cluster markets	Greater Boston, San Francisco Bay, San Diego, Greater NYC, Suburban Washington, D.C., Seattle, Research Triangle Park, Canada, India, and China

Fiscal year-end	December 31

Total properties	177

Total rentable square feet	16.6 million

Common Stock Data

	3Q12	2Q12	1Q12	4Q11	3Q11
High trading price	$77.10	$76.50	$74.45	$71.07	$85.33
Low trading price	$70.97	$67.40	$66.90	$56.10	$59.33
Closing stock price, average for period	$73.65	$71.67	$71.70	$65.83	$72.68
Closing stock price, at the end of the quarter	$73.52	$72.72	$73.13	$68.97	$61.39
Dividend per share – quarter/annualized	$0.53/2.12	$0.51/2.04	$0.49/1.96	$0.49/1.96	$0.47/1.88
Closing dividend yield – annualized	2.9%	2.8%	2.7%	2.8%	3.1%
Common shares outstanding at the end of the quarter	63,161,177	62,249,973	61,634,645	61,560,472	61,463,839
Closing market value of outstanding common shares (in thousands)	$4,643,610	$4,526,818	$4,507,342	$4,245,826	$3,773,265
Total market capitalization (in thousands)	$8,064,386	$7,912,286	$7,673,553	$7,412,402	$6,815,380

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2012	ii

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Investor Information

September 30, 2012

Executive/Senior Management
Joel S. Marcus	Chairman, Chief Executive Officer, & Founder	Thomas J. Andrews	EVP – Regional Market Director-Greater Boston
Dean A. Shigenaga	Chief Financial Officer, EVP, & Treasurer	Daniel J. Ryan	EVP – Regional Market Director-San Diego & Strategic Operations
Stephen A. Richardson	Chief Operating Officer & Regional Market Director-San Francisco	John J. Cox	SVP – Regional Market Director-Seattle
Peter M. Moglia	Chief Investment Officer	John H. Cunningham	SVP – Regional Market Director-NY & Strategic Operations
Jennifer J. Pappas	SVP, General Counsel, & Corporate Secretary	Larry J. Diamond	SVP – Regional Market Director-Mid Atlantic
Marc E. Binda	SVP – Finance	Vincent R. Ciruzzi	SVP – Construction & Development
Andres R. Gavinet	Chief Accounting Officer

Equity Research Coverage

Alexandria Real Estate Equities, Inc. is currently covered by the following research analysts.  This list may not be complete and is subject to change as firms initiate or discontinue coverage of our company.  Please note that any opinions, estimates, or forecasts regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, forecasts, or predictions of Alexandria Real Estate Equities, Inc. or its management.  Alexandria Real Estate Equities, Inc. does not by its reference below or distribution imply its endorsement of or concurrence with such information, conclusions, or recommendations.  Interested persons may obtain copies of analysts’ reports on their own as we do not distribute these reports.  Several of these firms may from time-to-time own our stock and/or hold other long or short positions in our stock, and may provide compensated services to us.

Argus Research Group, Inc.		Evercore Partners		Morningstar Inc.
William Eddleman, Jr.	(212) 425-7500	Sheila McGrath	(212) 497-0882	Philip Martin	(312) 384-3920

Banc of America Securities-Merrill Lynch		Green Street Advisors, Inc.		Robert W. Baird & Company
James Feldman	(646) 855-5808	John Stewart	(949) 640-8780	Mathew R. Spencer	(414) 298-5053
Jeffrey Spector	(646) 855-1363	John Hornbeak	(949) 640-8780
Ji Zhang	(646) 855-2926

Barclays Capital Inc.		International Strategy & Investment Group Inc.		Standard & Poor’s
Ross Smotrich	(212) 526-2306	George Auerbach	(212) 446-9459	Ray Sheppard	(212) 438-1947
Michael R. Lewis	(212) 526-3098	Steve Sakwa	(212) 446-9462
		Gwen Clark	(212) 446-5611

Citigroup Global Markets Inc.		JMP Securities – JMP Group, Inc.		UBS Financial Services Inc.
Michael Bilerman	(212) 816-1383	William Marks	(415) 835-8944	Ross Nussbaum	(212) 713-2484
Quentin Velleley	(212) 816-6981	Whitney Stevenson	(415) 835-8948	Gabriel Hilmoe	(212) 713-3876
				Weina Hou	(212) 713-4057
Cowen and Company, LLC		JP Morgan Securities, LLC
James Sullivan	(646) 562-1380	Anthony Paolone	(212) 622-6682
Michael Gorman	(646) 562-1381	Joseph Dazio	(212) 622-6416

Rating Agencies

Moody’s Investors Service		Standard & Poor’s
Philip Kibel	(212) 553-4569	Lisa Sarajian	(212) 438-2597
Maria Maslovsky	(212) 553-4831	George Skoufis	(212) 438-2608

Rating

Moody’s Investors Service		Standard & Poor’s
Issuer Rating	Baa2 Stable Outlook	Corporate Credit Rating	BBB- Stable Outlook

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2012	iii

Contact:	Joel S. Marcus
Chairman, Chief Executive Officer, & Founder
Alexandria Real Estate Equities, Inc.
(626) 578-9693

Alexandria Real Estate Equities, Inc.

Reports

Third Quarter Ended September 30, 2012

Financial and Operating Results

FFO Per Share – Diluted of $1.08 and $3.18 for Three and Nine Months Ended 3Q12

EPS – Diluted of $0.17 and $0.75 for Three and Nine Months Ended 3Q12

Significant Progress Converting Non-Income-Producing Assets into Income-Producing Operating Assets

PASADENA, CA. – October 26, 2012 – Alexandria Real Estate Equities, Inc. (NYSE: ARE) today announced financial and operating results for the third quarter ended September 30, 2012.

Third Quarter Ended September 30, 2012, Highlights

Results

•                   Funds From Operations (“FFO”) Attributable to Alexandria Real Estate Equities, Inc.’s Common Stockholders – Diluted, for the Three Months Ended September 30, 2012, was $67.1 Million, or $1.08 Per Share;  FFO Attributable to Alexandria Real Estate Equities, Inc.’s Common Stockholders – Diluted, for the Nine Months Ended September 30, 2012, was $196.8 Million, or $3.18 Per Share

•                   Adjusted Funds From Operations (“AFFO”) Attributable to Alexandria Real Estate Equities, Inc.’s Common Stockholders – Diluted, for the Three Months Ended September 30, 2012, was $65.0 Million, or $1.04 Per Share;  AFFO Attributable to Alexandria Real Estate Equities, Inc.’s Common Stockholders – Diluted, for the Nine Months Ended September 30, 2012, was $191.4 Million, or $3.09 Per Share

•                   Net Income Attributable to Alexandria Real Estate Equities, Inc.’s Common Stockholders – Diluted, for the Three Months Ended September 30, 2012, was $10.6 Million, or $0.17 Per Share; Net Income Attributable to Alexandria Real Estate Equities, Inc.’s Common Stockholders – Diluted, for the Three Months Ended September 30, 2012, Excluding $9.8 Million, or $0.16 Per Share, Related to Impairment of Real Estate, and Excluding $1.6 Million, or $0.03 Per Share, Related to Gain on Sale of Real Estate, was $18.8 Million, or $0.30 Per Share;  Net Income Attributable to Alexandria Real Estate Equities, Inc.’s Common Stockholders – Diluted, for the Nine Months Ended September 30, 2012, was $46.6 Million, or $0.75 Per Share; Net Income Attributable to Alexandria Real Estate Equities, Inc.’s Common Stockholders – Diluted, for the Nine Months Ended September 30, 2012, Excluding $9.8 Million, or $0.16 Per Share, Related to Impairment of Real Estate, Excluding $2.2 Million, or $0.03 Per Share, Related to Loss on Early Extinguishment of Debt, and Excluding $1.6 Million, or $0.03 Per Share, Related to Gain on Sale of Real Estate, was $57.0 Million, or $0.91 Per Share

Core Operating Metrics

•                   Total Revenues for the Three Months Ended September 30, 2012, were $145.5 Million, Compared to Total Revenues for the Three Months Ended September 30, 2011, of $138.1 Million; Total Revenues for the Nine Months Ended September 30, 2012, were $431.9 Million, Compared to Total Revenues for the Nine Months Ended September 30, 2011, of $409.0 Million

•                   Net Operating Income (“NOI”) for the Three Months Ended September 30, 2012, was $100.8 Million, Compared to NOI for the Three Months Ended September 30, 2011, of $97.2 Million; NOI for the Nine Months Ended September 30, 2012, was $304.0 Million, Compared to NOI for the Nine Months Ended September 30, 2011, of $291.0 Million

•                   Operating Margins at 69% for the Three Months Ended September 30, 2012

•                   Cash and GAAP Same Property Net Operating Income Increase of 4.3% and Decrease of 0.9%, Respectively, for the Three Months Ended September 30, 2012

•                   Cash and GAAP Same Property Net Operating Income Increase of 2.6% and Decrease of 0.8%, Respectively, for the Nine Months Ended September 30, 2012

•                   48% of Annualized Base Rent from Investment-Grade Client Tenants

•                   During the Three Months Ended September 30, 2012, Executed 47 Leases for 732,000 Rentable Square Feet, Including 266,000 Rentable Square Feet of Development and Redevelopment Space; Rental Rate Decrease of 2.9% and Increase of 7.6% on a Cash and GAAP Basis, Respectively, on Renewed/Re-Leased Space

•                   During the Nine Months Ended September 30, 2012, Executed 146 Leases for 2,603,000 Rentable Square Feet, Including 829,000 Rentable Square Feet of Development and Redevelopment Space; Rental Rate Decrease of 1.9% and Increase of 5.9% on a Cash and GAAP Basis, Respectively, on Renewed/Re-Leased Space; Excluding One Lease for 48,000 Rentable Square Feet Related to One Client Tenant in the Research Triangle Park Market and One Lease for 71,000 Rentable Square Feet Related to One Client Tenant in the Suburban Washington, D.C. Market, Rental Rates for Renewed/Re-Leased Space were, on Average, 0.1% Higher and 7.3% Higher than Rental Rates for Expiring Leases on a Cash and GAAP Basis, Respectively

•                   Occupancy Percentage for North America Operating Properties of 94.2% and Occupancy Percentage for North America Operating and Redevelopment Properties of 90.0%; Occupancy Percentage for All Operating Properties of 93.0%, Including Asia Properties, and Occupancy Percentage for All Operating and Redevelopment Properties of 88.3%, Including Asia Properties

Value-Added Opportunities and External Growth

•                   From November 2011 to September 2012, Completed Redevelopment of 10300 Campus Point Drive, Located in the San Diego Market, a 96% Leased Project with 279,138 Rentable Square Feet, Including the Completion of 189,562 Rentable Square Feet in September 2012

•                   In September 2012, Completed Development of 4755 Nexus Center Drive, Located in the San Diego Market, a 100% Leased Project with 45,255 Rentable Square Feet

•                   In June 2012, Completed Redevelopment of 3530/3550 John Hopkins Court, Located in the San Diego Market, a 100% Leased Project with 98,320 Rentable Square Feet

•                   In April 2012, Completed Development Located in the Canadian Market, a 100% Leased Project with 26,426 Rentable Square Feet

•                   In April 2012, Commenced Unconsolidated Joint Venture Development of 360 Longwood Avenue, Located in the Greater Boston Market, a 37% Pre-Leased Project with 414,000 Rentable Square Feet

•                   In January 2012, Commenced Development of 259 East Grand Avenue, Located in the San Francisco Bay Market, a 100% Pre-Leased Building with 170,618 Rentable Square Feet

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2012	1

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Third Quarter Ended September 30, 2012, Financial and Operating Results

(Unaudited)

Significant Balance Sheet Milestones

•                   Completed $75.1 Million of Asset Sales Year to Date with Additional $34.0 Million of Land Sales Forecasted in Fourth Quarter 2012 for a Total of $109.1 Million; Additional $84.5 Million Sales of Income-Producing Assets in Process

•                   Established an “At The Market” Common Stock Offering Program Under Which We May Sell Up to $250.0 Million of Our Common Stock; and Raised $98.4 Million in Net Proceeds from Sales Under This Program for the Nine Months Ended September 30, 2012, including $58.5 Million in Net Proceeds from Sales Under This Program for the Three Months Ended September 30, 2012

•                   In June 2012, Closed a Secured Construction Loan with Aggregate Commitments of $55 Million for a Development Project at 259 East Grand Avenue located in the San Francisco Bay Market

•                   In April 2012, Amended Our $1.5 Billion Unsecured Senior Line of Credit to Reduce Its Interest Rate and Extend Its Maturity Date to April 2017, Assuming We Exercise Our Sole Right to Extend the Maturity Date Twice

•                   In April 2012, Redeemed All $129.6 Million of Our Outstanding 8.375% Series C Preferred Stock

•                   In March 2012, Completed a 6.45% Series E Preferred Stock Offering with Net Proceeds of $124.9 Million

•                   In February 2012, Completed Our Debut 4.60% Unsecured Senior Notes Offering with Net Proceeds of $544.6 Million; Net Proceeds from the Offering Were Used to Repay Certain Outstanding Variable Rate Bank Debt

•                   In February 2012, Repaid All $250 Million of Our 2012 Unsecured Senior Bank Term Loan

•                   In January and April 2012, Retired All $84.8 Million of Our 3.70% Unsecured Senior Convertible Notes

Events Subsequent to Quarter End

•                   In the Fourth Quarter of 2012, We Expect to Commence Vertical Construction of the Ground-Up Development of 430 East 29th Street, the West Tower of the Alexandria Center™ for Life Science – New York City, a Project with 419,806 Rentable Square Feet Located in the Greater NYC Market

VALUE-ADDED OPPORTUNITIES AND EXTERNAL GROWTH

Development and redevelopment

As of September 30, 2012, 96% of our overall leases contained annual rent escalations that were either fixed or based on a consumer price index or another index.  Our initial stabilized yield on a cash basis reflects cash rents upon stabilization and does not reflect contractual rent escalations beyond the stabilization date.  We expect, on average, our contractual cash rents related to our value-added projects to increase over time.  Initial stabilized yield is calculated as the quotient of net operating income and our investment in the property at stabilization (“Initial Stabilized Yield”).

During the three and nine months ended September 30, 2012, we executed leases aggregating 266,000 and 829,000 rentable square feet, respectively, related to our development and redevelopment projects.

In the fourth quarter of 2012, we expect to commence a ground-up development of a multi-tenant laboratory building with 419,806 rentable square feet at 430 East 29th Street, the West Tower of the Alexandria Center™ for Life Science – New York City.  We expect to provide an estimate of our Initial Stabilized Yields next quarter upon commencement of ground-up development.

From November 2011 to September 2012, we completed the redevelopment of 279,138 rentable square feet, including the completion of 189,562 rentable square feet in September 2012, at 10300 Campus Point Drive, located in the San Diego market.  This property is a multi-tenant campus with 449,759 rentable square feet that is 96% leased to (1) Eli Lilly and Company, (2) The Regents of the University of California, (3) Celgene Corporation, and (4) Covance Inc.  The Initial Stabilized Yield on a cash and GAAP basis for the 279,138 rentable square feet redevelopment project was approximately 7.9% and 7.7%, respectively.

In September 2012, we completed the development of 4755 Nexus Center Drive, located in the San Diego market, a single-tenant building with 45,255 rentable square feet that is 100% leased to Optimer Pharmaceuticals, Inc.  The Initial Stabilized Yield on a cash and GAAP basis for this project was approximately 6.8% and 7.5%, respectively.

In June 2012, we completed the redevelopment of 3530/3550 John Hopkins Court, located in the San Diego market, a multi-tenant campus with 98,320 rentable square feet that is 100% leased to (1) Genomics Institute of the Novartis Research Foundation, a non-profit research institute, and (2) a leading industrial biotechnology company.  The Initial Stabilized Yield on a cash and GAAP basis for this project was approximately 8.9% and 9.1%, respectively.

In April 2012, we completed the development of a building located in the Canadian market with 26,426 rentable square feet that is 100% leased to GlaxoSmithKline plc.  The Initial Stabilized Yield on a cash and GAAP basis for this project was approximately 7.7% and 8.3%, respectively.

In April 2012, we commenced ground-up development of 360 Longwood Avenue, located in the Longwood Medical Area of the Greater Boston market, our 414,000 rentable square feet unconsolidated joint venture development project that is 37% pre-leased to the Dana-Farber Cancer Institute, Inc.  Dana-Farber Cancer Institute, Inc. also has an option to lease an additional two floors of approximately 99,000 rentable square feet, or an additional 24% of the total rentable square feet of the project.  We expect to achieve an unlevered Initial Stabilized Yield on a cash and GAAP basis in a range from 8.1% to 8.5% and 8.7% to 9.1%, respectively.  Funding for this project is provided primarily by capital from our joint venture partner and a $213.2 million non-recourse secured construction loan.  Additionally, our share of the future funding is expected to be less than the $22.3 million distribution we received in March 2012, upon admittance of the new partner and refinancing of the project.

In January 2012, we commenced a ground-up development of a single-tenant building with 170,618 rentable square feet at 259 East Grand Avenue, located in the San Francisco Bay market, which is 100% pre-leased to Onyx Pharmaceuticals Inc.  We expect to achieve an Initial Stabilized Yield on both a cash and GAAP basis for this property in a range from 7.8% to 8.2%.  Funding for this project will be provided primarily by the $55 million secured construction loan we closed in June 2012.

Acquisitions

In April 2012, we acquired 3013/3033 Science Park Road located in the San Diego market, which consists of two life science laboratory buildings aggregating 176,500 rentable square feet, for approximately $13.7 million.  The property was 100% leased on a short-term basis, and thereafter, we expect to redevelop approximately 98,000 rentable square feet.  The remaining square footage will be classified as future developable square feet once the existing client tenant vacates.  We expect to provide an estimate of our Initial Stabilized Yields in the future upon commencement of development/redevelopment activity.

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2012	2

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Third Quarter Ended September 30, 2012, Financial and Operating Results

(Tabular dollar amounts in thousands, except per square foot amounts)

(Unaudited)

SIGNIFICANT BALANCE SHEET MILESTONES

Real estate asset sales

In September 2012, four properties aggregating 504,130 rentable square feet met the classification requirements for held for sale.  The current buyers are expected to reposition these assets and/or incur significant investments to re-tenant the properties.  During the three months ended September 30, 2012, we recorded impairment charges aggregating approximately $9.8 million to reduce the aggregate carrying value of the properties to the estimated sales price less costs to sell.

			Rentable/	Sales	Occupancy	Annualized
		Date	Developable	Price	at Date	GAAP	Sales		Gain
Description	Location	of Sale	Square Feet	per SF	of Sale	NOI (1)	Price (2)		on Sale
Land parcels and assets with a previous operating component:
1201/1209 Mercer Street (3)	Seattle	September 2012	76,029	$73	0%	$45	$5,570		$54
801 Dexter Avenue North (3)	Seattle	August 2012	120,000	$72	0%	$(96)	8,600		$55
Land parcel	Greater Boston	March 2012	(4)	$275	N/A	N/A	31,360		$1,864
Sale of land parcels and assets with a previous operating component							45,530

Income-producing properties:
200 Lawrence Drive/210 Welsh Pool Road	Pennsylvania	July 2012	210,866	$94	100%	$2,193	19,750	(5)	$103
155 Fortune Boulevard (6)	Route 495/Worcester	July 2012	36,000	$222	100%	$804	8,000		$1,350
5110 Campus Drive (6)	Pennsylvania	May 2012	21,000	$86	71%	$77	1,800		$2
Sales of income-producing properties							29,550	(7)

Completed sales subtotal							75,080

Sales in process	Various	Pending	261,000	$130	N/A	$(470)	34,000	(8)	TBD
Subtotal							109,080

Other incremental dispositions:
Sales in process (9)	Various	Pending	504,130	$174	N/A	$12,798	84,500		TBD

Total projected dispositions							$193,580

(1)	Annualized using actual year to date results as of the quarter end prior to date of sale or September 30, 2012.
(2)	Represents contractual sales price for assets sold or contractual/estimated sale price for sales in process.
(3)	Properties sold to residential developers.
(4)	In March 2012, we sold one-half of our 55% interest in a land parcel supporting a 414,000 rentable square feet project for approximately $31.4 million, or approximately $275 per rentable square foot.
(5)

Sales price reflects the near-term lease expiration of a client tenant occupying 38,513 rentable square feet, or 18% of the total rentable square feet, on the date of sale. In connection with the sale, we received an interest-only secured note receivable for $6.1 million due in 2018.

(6)	Properties were sold to client tenants.
(7)	The weighted average capitalization rate (Annualized GAAP NOI divided by Sales Price) related to sales of income-producing assets in the nine months ended September 30, 2012, was 10.4%.
(8)	Includes a $13.3 million amortizing secured note receivable due in 2014.
(9)

Includes four properties, which the buyers expect to renovate. During the three months ended September 30, 2012, we recognized an aggregate charge for impairment of real estate of approximately $9.8 million to adjust the carrying values of the four properties to their fair value, less costs to sell. We may receive a note receivable in connection with sale of one property. One sale ranging from $42 million to $47 million may close during the three months ended December 31, 2012.

Sale of land parcel

In March 2012, we contributed our 55% ownership interest in a land parcel supporting a future building with 414,000 rentable square feet in the Longwood Medical Area of the Greater Boston market to a newly formed joint venture (the “Restated JV”) with National Development and Charles River Realty Investors, and admitted as a 50% member, Clarion Partners, LLC, resulting in a reduction of our ownership interest from 55% to 27.5%.  The transfer of one-half of our 55% ownership interest in this real estate venture to Clarion Partners, LLC, was accounted for as an in-substance partial sale of an interest in the underlying real estate.  In connection with the sale of one-half of our 55% ownership interest in the land parcel, we received a special distribution of approximately $22.3 million, which included the recognition of a $1.9 million gain on sale of land and approximately $5.4 million from our share of loan refinancing proceeds.  The land parcel we sold in March 2012 did not meet the criteria for discontinued operations since the parcel did not have any significant operations prior to disposition. Pursuant to the presentation and disclosure literature on gains/losses on sales or disposals by REITs required by the Securities and Exchange Commission (“SEC”), gains or losses on sales or disposals by a REIT that do not qualify as discontinued operations are classified below (loss) income from discontinued operations in the income statement.  Accordingly, we classified the $1.9 million gain on sale of land below (loss) income from discontinued operations, net, in the condensed consolidated statements of income.  Our 27.5% share of the land was sold at approximately $31 million (including closing costs), or approximately $275 per rentable square foot.  Upon formation of the Restated JV, the existing $38.4 million secured loan was refinanced with a seven-year (including two one-year extension options) non-recourse $213 million secured construction loan with initial loan proceeds of $50 million.  As of September 30, 2012, the outstanding balance on the construction loan was $56.4 million.  We do not expect our share of capital contributions through the completion of the project to exceed the approximate $22.3 million in net proceeds received in this transaction.  Construction of this $350 million project commenced in April 2012.  The initial occupancy date for this project is expected to be in the fourth quarter of 2014.  The project is 37% pre-leased to Dana-Farber Cancer Institute, Inc.  In addition, Dana-Farber Cancer Institute, Inc. has an option to lease an additional two floors approximating 99,000 rentable square feet, or 24% of the total rentable square feet of the project.  In addition to our economic share of the joint venture, we also expect to earn development and other fees of approximately $3.5 million through 2015, and recurring annual property management fees thereafter, from this project.

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2012	3

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Third Quarter Ended September 30, 2012, Financial and Operating Results

(Unaudited)

“At the market” common stock offering program

In June 2012, we established an “at the market” common stock offering program under which we may sell, from time to time, up to an aggregate of $250.0 million of our common stock through our sales agents, BNY Mellon Capital Markets, LLC and Credit Suisse Securities (USA) LLC, during a three-year period.  During the nine months ended September 30, 2012, we sold an aggregate of 1,366,977 shares of common stock for gross proceeds of approximately $100.0 million at an average stock price of $73.15 and net proceeds of approximately $98.4 million.  This includes the sale of an aggregate of 793,291 shares of common stock for gross proceeds of approximately $59.5 million at an average stock price of $74.97 and net proceeds of approximately $58.5 million during the three months ended September 30, 2012.  As of September 30, 2012, approximately $150.0 million of our common stock remained available for issuance under the “at the market” common stock offering program.

Secured construction loan for development project in San Francisco Bay market

In June 2012, we closed a secured construction loan with aggregate commitments of $55 million.  The construction loan matures in July 2015, and we have an option to extend the stated maturity date of July 1, 2015, by one year, twice, to July 1, 2017.  The construction loan will be used to fund the majority of the cost to complete the development of a 100% pre-leased life science laboratory building with 170,618 rentable square feet at 259 East Grand Avenue in the San Francisco Bay market.  The construction loan bears interest at the London Interbank Offered Rate (“LIBOR”) or the base rate specified in the construction loan agreement, defined as the higher of either the prime rate being offered by our lender or the federal funds rate in effect on the day of borrowing (“Base Rate”), plus in either case a specified margin of 1.50% for LIBOR borrowings or 0.25% for Base Rate borrowings.  As of September 30, 2012, commitments of $53.0 million were available.

Debut 4.60% unsecured senior notes payable offering

In February 2012, we completed the issuance of our 4.60% unsecured senior notes payable due in February 2022.  Net proceeds of approximately $544.6 million were used to repay certain outstanding variable rate bank debt, including the entire $250 million of our 2012 unsecured senior bank term loan (“2012 Unsecured Senior Bank Term Loan”), and approximately $294.6 million of outstanding borrowings under our unsecured senior line of credit.  In connection with the retirement of our 2012 Unsecured Senior Bank Term Loan, we recognized a loss on early extinguishment of debt of approximately $0.6 million related to the write-off of unamortized loan fees for the three months ended March 31, 2012.

Retirement of 3.70% unsecured senior convertible notes

During January 2012, we repurchased approximately $83.8 million in principal amount of our 3.70% unsecured senior convertible notes (“3.70% Unsecured Senior Convertible Notes”) at par, pursuant to options exercised by holders thereof under the indenture governing the notes.  During April 2012, we repurchased the remaining outstanding $1.0 million in principal amount of the notes.  In aggregate, we repurchased approximately $84.8 million in principal amount of the notes and we did not recognize a gain or loss as a result during the six months ended June 30, 2012.

Amendment of $1.5 billion unsecured senior line of credit

In April 2012, we amended our $1.5 billion unsecured senior line of credit with Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., and Citigroup Global Markets Inc. as joint lead arrangers, and certain lenders, to extend the maturity date of our unsecured senior line of credit, provide an accordion option for up to an additional $500 million, and reduce the interest rate for outstanding borrowings.  The maturity date of the unsecured senior line of credit was extended to April 2017, assuming we exercise our sole right to extend the stated maturity date twice by an additional six months after each exercise.  Borrowings under the unsecured senior line of credit bear interest at LIBOR or the base rate specified in the amended unsecured senior line of credit agreement, plus in either case a specified margin (the “Applicable Margin”).  The Applicable Margin for LIBOR borrowings under the unsecured senior line of credit was set at 1.20%, down from 2.40% in effect immediately prior to the modification.  In addition to the Applicable Margin, our unsecured senior line of credit is subject to an annual facility fee of 0.25%.  In connection with the modification of our unsecured senior line of credit in April 2012, we recognized a loss on early extinguishment of debt of approximately $1.6 million related to the write-off of a portion of unamortized loan fees for the three months ended June 30, 2012.

6.45% series E preferred stock offering

In March 2012, we completed a public offering of 5,200,000 shares of our 6.45% series E cumulative redeemable preferred stock (“Series E Preferred Stock”).  The shares were issued at a price of $25.00 per share, resulting in net proceeds of approximately $124.9 million (after deducting underwriters’ discounts and other offering costs).  The proceeds were initially used to reduce the outstanding borrowings under our unsecured senior line of credit.  We then borrowed funds under our unsecured senior line of credit to redeem our 8.375% series C cumulative redeemable preferred stock (“Series C Preferred Stock”) in April 2012.  The dividends on our Series E Preferred Stock are cumulative and accrue from the date of original issuance.  We pay dividends quarterly in arrears at an annual rate of 6.45%, or $1.6125 per share.  Our Series E Preferred Stock has no stated maturity date, is not subject to any sinking fund or mandatory redemption provisions, and is not redeemable before March 15, 2017, except to preserve our status as a REIT.  On and after March 15, 2017, we may, at our option, redeem the Series E Preferred Stock, in whole or in part, at any time for cash at a redemption price of $25.00 per share, plus any accrued and unpaid dividends on the Series E Preferred Stock up to, but excluding, the redemption date.  In addition, upon the occurrence of a change of control, we may, at our option, redeem the Series E Preferred Stock, in whole or in part within 120 days after the first date on which such change of control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends up to, but excluding, the date of redemption.  Investors in our Series E Preferred Stock generally have no voting rights.

8.375% series C preferred stock redemption

In April 2012, we redeemed all 5,185,500 outstanding shares of our Series C Preferred Stock at a price equal to $25.00 per share, or approximately $129.6 million in aggregate, and paid $0.5234375 per share, representing accumulated and unpaid dividends to the redemption date on such shares.  We recognized a charge of approximately $6.0 million to net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders in March 2012, related to the write-off of original issuance costs of the Series C Preferred Stock.

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2012	4

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Third Quarter Ended September 30, 2012, Financial and Operating Results

(Unaudited)

GUIDANCE

Earnings outlook

Based on our current view of existing market conditions and certain current assumptions, we expect that our earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted and FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted for the year ended December 31, 2012, will be as set forth in the table below.  The table below provides a reconciliation of FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted, as adjusted, a non-GAAP measure, to earnings per share, the most directly comparable GAAP measure.

Guidance for the Year Ended December 31, 2012	Reported on October 26, 2012	Reported on July 30, 2012
Earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted	$1.16 - $1.26	$1.36 - $1.46
Depreciation and amortization	$3.00 - $3.06	$2.93 - $2.99
Gain on sales of property	$(0.06)	$(0.03)
Impairment of real estate	$0.16	–
FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted	$4.32 - $4.36	$4.32 - $4.36
Write-off of unamortized loan fees upon early retirement of the 2012 Unsecured Senior Bank Term Loan	$0.01	$0.01
Write-off of unamortized loan fees upon modification of unsecured senior line of credit	$0.03	$0.03
Preferred stock redemption charge	$0.10	$0.10
Realized gain on equity investment primarily related to one non-tenant life science entity	$ (0.09)	$(0.09)
FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted, as adjusted	$4.37 - $4.41	$4.37 - $4.41

Key net operating income projection assumptions:
Same property net operating income growth – cash basis	3% to 4%	3% to 5%
Same property net operating income growth – GAAP basis	Slightly negative/positive	0% to 2%
Rental rate steps on lease renewals and re-leasing of space – cash basis	Slightly negative/positive	Slightly negative/positive
Rental rate steps on lease renewals and re-leasing of space – GAAP basis	Up to 5%	Up to 5%
Straight-line rents	$6.5 million/qtr	$6.5 million/qtr
Amortization of above and below market leases	$0.8 million/qtr	$0.8 million/qtr
Realized gain on equity investment primarily related to one non-tenant life science entity	$5.8 million	$5.8 million

Net operating income, net income, and FFO for the three months ended December 31, 2012

As of September 30, 2012, we had approximately $304.6 million and $277.5 million of construction in progress related to our five North American development and eight North American redevelopment projects, respectively. The completion of these projects, along with recently delivered projects, certain future projects, and contributions from same properties, are expected to contribute significant increases in rental income, net operating income, and cash flows.  Net operating income from continuing operations is projected to increase from $100.8 million for the three months ended September 30, 2012, to a range from $107.5 million to $109.5 million for the three months ended December 31, 2012 (after considering approximately $3.0 million in required reclassifications for discontinued operations).  Operating performance assumptions related to the completion of our North America development and redevelopment projects, including the timing of initial occupancy, stabilization dates, and Initial Stabilized Yields, are included on page 7.  Certain key assumptions regarding our projections, including the impact of various development and redevelopment projects, are included in the tables above, below, and on the following page.

The completion of our development and redevelopment projects will result in increased interest expense and other direct project costs, because these project costs will no longer qualify for capitalization and these costs will be expensed as incurred.  Our projections for general and administrative expenses, capitalization of interest, and interest expense, net, are included in the tables on this page.  Our projections of net operating income are subject to a number of variables and uncertainties, including those discussed under the “Forward-looking Statements” section of Part I, the “Risk Factors” section of Item 1A, and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section under Item 7, of our annual report on Form 10-K for the year ended December 31, 2011.  To the extent our full year earnings guidance is updated during the year, we will provide additional disclosure supporting reasons for any significant changes to such guidance.  Further, we believe net operating income is a key performance indicator and is useful to investors as a performance measure because, when compared across periods, net operating income reflects the impact on operations from trends in occupancy rates, rental rates, and operating costs, providing perspective not immediately apparent from income from continuing operations.

Three Months Ended December 31, 2012 (in millions, except per share amounts)	Reported on October 26, 2012	Reported on July 30, 2012
Net operating income:
Continuing operations	$107.5 - $109.5	$110.5 - $112.5
Incremental dispositions classified in discontinued operations	$3.0	–
Total net operating income	$110.5 - $112.5	$110.5 - $112.5
General and administrative	$11.0 - $12.0	$11.0 - $12.0
Capitalization of interest	$13.6 - $14.6	N/A
Interest	$18.0 - $20.0	$19.5 - $22.5
Depreciation and amortization	$42.6 - $47.7	$42.6 - $47.7
Preferred stock dividends	$6.5	$6.5
Other	$1.0 - $1.4	$1.0 - $1.4
Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$26.9 - $30.9	$26.9 - $30.9
FFO	$72.0 - $73.0	$71.1 - $73.0
FFO per share – diluted	$1.15 - $1.17	$1.15 - $1.17

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2012	5

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Third Quarter Ended September 30, 2012, Financial and Operating Results

(Unaudited)

Sources and uses of capital

We expect that our principal liquidity needs for the year ended December 31, 2012, will be satisfied by the following multiple sources of capital as shown in the table below.  There can be no assurance that our sources and uses of capital will not be materially higher or lower than these expectations.  Our liquidity available under our unsecured senior line of credit and from cash equivalents was approximately $1.2 billion as of September 30, 2012.

	Reported on October 26, 2012						Reported on July 30, 2012
Sources and Uses of Capital for the Year Ended December 31, 2012 (in millions)	Completed		Projected		Total		Total
Sources of capital:
Net cash provided by operating activities less dividends	$53		$28		$81	(1)	$81
Asset and land sales	75		76 - 81	(2)	151 - 156		112
Unsecured senior notes payable	550		–		550		550
Borrowings on secured construction financing	2		22		24		24
Series E Preferred Stock issuance	125		–		125		125
Issuances under “at the market” common stock offering program	98		–	(3)	98		40
Debt, equity, and joint venture capital	51	(4)	57 - 84	(4)	108 - 135		236
Total sources of capital	$954		$183 - 215		$1,137 - 1,169		$1,168

Uses of capital:
Development, redevelopment, and construction	$429		$167		$596	(5)	$646
Notes receivable from asset and land sales	6		13 - 45		19 - 51		–
Acquisitions	46		–		46		46
Secured debt repayments	8		3		11	(6)	11
2012 Unsecured Senior Bank Term Loan repayment	250		–		250		250
3.70% Unsecured Senior Convertible Notes repurchase	85		–		85		85
Series C Preferred Stock redemption	130		–		130		130
Total uses of capital	$954		$183 - 215		$1,137 - 1,169		$1,168

(1)

See table of “Key Net Operating Income Projection Assumptions” and projections table in the “Net Operating Income, Net Income, and FFO for the Three Months Ended December 31, 2012” section on the preceding page.

(2)

Represents an estimate of sources of capital from pending asset and land sales. As noted in “Real Estate Asset Sales” on page 3, we have other incremental dispositions in process aggregating $84.5 million, a portion of which may close during the three months ended December 31, 2012.

(3)	See “Debt, equity, and joint venture capital.”
(4)	Represents an estimate of sources of capital primarily consisting of borrowings under our unsecured senior line of credit and proceeds from our “at the market” common stock offering program.
(5)

See “Investment to Complete” columns in the “Development and Redevelopment Projects in North America” table on the following page for additional details underlying this estimate. The decrease of approximately $50 million from the approximately $646 million previously reported on July 30, 2012, is primarily attributable to the timing of the spending moving from the three months ended December 31, 2012, to the year ended December 31, 2013.

(6)	Based upon contractually scheduled payments or maturity dates.

The key assumptions behind the sources and uses of capital in the table above are a favorable capital market environment and performance of our core operations in areas such as delivery of current and future development and redevelopment projects, leasing activity, and renewals.  Our expected sources and uses of capital are subject to a number of variables and uncertainties, including those discussed under the “Forward-looking statements” section of Part I, the “Risk Factors” section of Item 1A, and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section under Item 7, of our annual report on Form 10-K for the year ended December 31, 2011.  We expect to update our forecast of sources and uses of capital on a quarterly basis.

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2012	6

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Development and Redevelopment Projects in North America
September 30, 2012

(Tabular dollar amounts in thousands)

(Unaudited)

	Project RSF			Leased Status RSF					Investment							Initial Stabilized		Project	Occu-	Stabili-
Market – Submarket/	In							% Leased/	September 30, 2012		To Complete				Total at	Yield (1)		Start	pancy	zation
Property	Service	CIP	Total	Leased	Negotiating	Marketing	Total	Negotiating	In Service	CIP	2012		Thereafter		Completion	Cash	GAAP	Date	Date	Date
Development projects in North America
Greater Boston – Cambridge
225 Binney Street	–	303,143	303,143	303,143	–	–	303,143	100%	$–	$84,163	$8,788		$87,322		$180,273	7.5%	8.1%	4Q11	4Q13	4Q13

San Francisco Bay – Mission Bay
499 Illinois Street (2)	–	222,780	222,780	–	–	222,780	222,780	–	$–	$111,219	$2,867		$39,123		$153,209	6.4%	7.2%	2Q11	2Q14	1Q15

San Francisco Bay – South SF
259 East Grand Avenue (3)	–	170,618	170,618	170,618	–	–	170,618	100%	$–	$45,226	$13,498	(3)	$22,137	(3)	$80,861	7.8-8.2%	7.8-8.2%	1Q12	4Q12	4Q12
400/450 East Jamie Court	99,694	63,342	163,036	127,732	–	35,304	163,036	78%	$58,481	$39,340	$5,962		$9,230		$113,013	4.2%	4.3%	4Q06	3Q11	2Q13
Other - 400/450 East Jamie Court (4)									$20,659	$(20,659)

San Diego – University Town Center
5200 Illumina Way	–	127,373	127,373	127,373	–	–	127,373	100%	$–	$45,330	$2,229		$1,741		$49,300	7.0%	10.8%	4Q10	4Q12	4Q12
Development projects in North America	99,694	887,256	986,950	728,866	–	258,084	986,950	74%	$79,140	$304,619	$33,344		$159,553		$576,656

Redevelopment projects in North America
Greater Boston – Cambridge
400 Technology Square	–	212,123	212,123	169,939	–	42,184	212,123	80%	$–	$111,297	$15,891		$17,500		$144,688	8.1%	8.9%	4Q11	4Q12	4Q13

Seattle – Lake Union
1551 Eastlake Avenue	65,342	52,141	117,483	74,914	8,000	34,569	117,483	71%	$36,148	$20,366	$2,730		$4,766		$64,010	6.7%	6.7%	4Q11	4Q11	4Q13

Suburban and other redevelopment projects	18,461	326,262	344,723	211,388	55,270	78,065	344,723	77%	$11,840	$151,650	$7,504		$37,590		$208,584
Other – suburban and other redevelopment projects (4)									$5,807	$(5,807)
Redevelopment projects in North America	83,803	590,526	674,329	456,241	63,270	154,818	674,329	77%	$53,795	$277,506	$26,125		$59,856		$417,282

Total development and redevelopment projects in North America	183,497	1,477,782	1,661,279	1,185,107	63,270	412,902	1,661,279	75%	$132,935	$582,125	$59,469		$219,409		$993,938

(1)

As of September 30, 2012, 96% of our overall leases contained annual rent escalations that were either fixed or based on a consumer price index or another index. Our Initial Stabilized Yield on a cash basis reflects cash rents upon stabilization and does not reflect contractual rent escalations beyond the stabilization date. We expect, on average, our contractual cash rents related to our value-added projects to increase over time.

(2)

The cash and GAAP Initial Stabilized Yields related to the development of 499 Illinois Street declined by approximately 0.3% and 0.2%, respectively, to allow for a slightly longer absorption period. Despite this change, we still expect to achieve overall yields for the entire project (including the occupied portion of 409 Illinois) within our original expectations of 6.5%-7.0% and 7.2%-7.6% for cash and GAAP, respectively.

(3)	Funding for this project will be provided primarily by the $55 million secured construction loan we closed in June 2012.
(4)

As of the period end, some portion of the real estate basis associated with the rentable square feet under development or redevelopment was classified as in service because activities necessary to prepare the asset for its intended use were no longer in process. In the near future, we anticipate recommencing activities necessary to prepare the asset for its intended use upon execution of leasing and final decisions related to design of each space.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Third Quarter Ended September 30, 2012, Financial and Operating Results

EARNINGS CALL INFORMATION

We will host a conference call on Monday, October 29, 2012, at 3:00 p.m. Eastern Time (“ET”)/12:00 p.m. noon Pacific Time (“PT”) that is open to the general public to discuss our financial and operating results for the three months and nine months ended September 30, 2012.  To participate in this conference call, dial (800) 447-0521 or (847) 413-3238 and confirmation code 33218271, shortly before 3:00 p.m. ET/12:00 p.m. noon PT.  The audio web cast can be accessed at: www.are.com, in the “For Investors” section.  A replay of the call will be available for a limited time from 5:30 p.m. ET/2:30 p.m. PT on Monday, October 29, 2012.  The replay number is (888) 843-7419 or (630) 652-3042 and the confirmation code is 33218271.

Additionally, a copy of this Earnings Press Release and Supplemental Information for the third quarter ended September 30, 2012, are available in the “For Investors” section of our website at www.are.com.

About the Company

Alexandria Real Estate Equities, Inc. (NYSE: ARE), a self-administered and self-managed REIT, is the largest and leading investment-grade REIT focused principally on owning, operating, developing, redeveloping, and acquiring high-quality, sustainable real estate for the broad and diverse life science industry.  Founded in 1994, Alexandria was the first REIT to identify and pursue the laboratory niche and has since had the first-mover advantage in every core life science cluster location including Greater Boston, San Francisco Bay, San Diego, New York City, Seattle, Suburban Washington, D.C., and Research Triangle Park. Alexandria’s high-credit client tenants span the life science industry, including renowned academic and medical institutions, multinational pharmaceutical companies, public and private biotechnology entities, United States government research agencies, medical device companies, industrial biotech companies, venture capital firms, and life science product and service companies. As the recognized real estate partner of the life science industry, Alexandria has a superior track record in driving client tenant productivity and innovation through its best-in-class laboratory and office space, collaborative locations adjacent to leading academic and medical institutions, unparalleled life science real estate expertise and services, and longstanding and expansive network in the life science community, which we believe result in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For additional information on Alexandria Real Estate Equities, Inc., please visit www.are.com.

***********

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements include, without limitation, statements regarding our 2012 earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted, 2012 FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted, net operating income, and net income, for the year ended December 31, 2012, and our projected sources and uses of capital in 2012.  Our actual results may differ materially from those projected in such forward-looking statements.  Factors that might cause such a difference include, without limitation, our failure to obtain capital (debt, construction financing, and/or equity) or refinance debt maturities, increased interest rates and operating costs, adverse economic or real estate developments in our markets, our failure to successfully complete and lease our existing space held for redevelopment and new properties acquired for that purpose and any properties undergoing development, our failure to successfully operate or lease acquired properties, decreased rental rates or increased vacancy rates or failure to renew or replace expiring leases, defaults on or non-renewal of leases by client tenants, general and local economic conditions, and other risks and uncertainties detailed in our filings with the SEC.  All forward-looking statements are made as of the date of this press release, and we assume no obligation to update this information.  For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Condensed Consolidated Statements of Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended					Nine Months Ended
	9/30/12	6/30/12	3/31/12	12/31/11	9/30/11	9/30/12	9/30/11
Revenues:
Rental	$108,367	$106,463	$103,417	$104,634	$102,353	$318,247	$309,532
Tenant recoveries	34,448	32,172	32,386	33,031	33,226	99,006	95,270
Other income	2,640	9,381	2,629	1,584	2,475	14,650	4,178
Total revenues	145,455	148,016	138,432	139,249	138,054	431,903	408,980

Expenses:
Rental operations	44,614	42,359	40,911	41,553	40,859	127,884	118,014
General and administrative	12,485	12,309	10,358	10,601	10,289	35,152	30,528
Interest	17,094	17,922	16,227	14,757	14,273	51,243	48,621
Depreciation and amortization	47,176	51,276	42,326	39,762	38,747	140,778	113,326
Total expenses	121,369	123,866	109,822	106,673	104,168	355,057	310,489
Income from continuing operations before loss on early extinguishment of debt	24,086	24,150	28,610	32,576	33,886	76,846	98,491

Loss on early extinguishment of debt	–	(1,602)	(623)	–	(2,742)	(2,225)	(6,485)
Income from continuing operations	24,086	22,548	27,987	32,576	31,144	74,621	92,006

(Loss) income from discontinued operations:
Income from discontinued operations before impairment of real estate	4,018	3,093	2,924	2,886	2,799	10,035	8,873
Impairment of real estate	(9,799)	–	–	–	(994)	(9,799)	(994)
(Loss) income from discontinued operations, net	(5,781)	3,093	2,924	2,886	1,805	236	7,879

Gain on sale of land parcel	–	–	1,864	–	46	1,864	46
Net income	18,305	25,641	32,775	35,462	32,995	76,721	99,931

Net income attributable to noncontrolling interests	828	851	711	1,142	966	2,390	2,833
Dividends on preferred stock	6,471	6,903	7,483	7,090	7,089	20,857	21,267
Preferred stock redemption charge	–	–	5,978	–	–	5,978	–
Net income attributable to unvested restricted stock awards	360	271	235	270	278	866	818
Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$10,646	$17,616	$18,368	$26,960	$24,662	$46,630	$75,013

Earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – basic and diluted:
Continuing operations	$0.26	$0.24	$0.25	$0.39	$0.37	$0.75	$1.15
Discontinued operations, net	(0.09)	0.05	0.05	0.05	0.03	–	0.14
Earnings per share – basic and diluted	$0.17	$0.29	$0.30	$0.44	$0.40	$0.75	$1.29

Weighted average shares of common stock outstanding for calculating earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – basic	62,364,210	61,663,367	61,507,807	61,427,495	61,295,659	61,847,023	58,271,270
Dilutive effect of stock options	–	173	1,160	3,939	8,310	448	13,475
Weighted average shares of common stock outstanding for calculating earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted	62,364,210	61,663,540	61,508,967	61,431,434	61,303,969	61,847,471	58,284,745

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2012	9

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Condensed Consolidated Balance Sheets

(Dollars in thousands)

(Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2012	2012	2012	2011	2011
Assets
Investments in real estate, net	$6,300,027	$6,208,354	$6,113,252	$6,008,440	$5,925,292
Cash and cash equivalents	94,904	80,937	77,361	78,539	73,056
Restricted cash	44,863	41,897	39,803	23,332	27,929
Tenant receivables	10,124	6,143	8,836	7,480	6,599
Deferred rent	160,914	155,295	150,515	142,097	132,954
Deferred leasing and financing costs, net	152,021	151,355	143,754	135,550	134,366
Investments	107,808	104,454	98,152	95,777	88,777
Other assets	94,356	93,304	86,418	82,914	66,583
Total assets	$6,965,017	$6,841,739	$6,718,091	$6,574,129	$6,455,556

Liabilities, Noncontrolling Interests, and Equity
Secured notes payable	$719,350	$719,977	$721,715	$724,305	$760,882
Unsecured senior notes payable	549,794	549,783	550,772	84,959	84,484
Unsecured senior line of credit	413,000	379,000	167,000	370,000	814,000
Unsecured senior bank term loans	1,350,000	1,350,000	1,350,000	1,600,000	1,000,000
Accounts payable, accrued expenses, and tenant security deposits	376,785	348,037	323,002	325,393	330,044
Dividends payable	39,468	38,357	36,962	36,579	35,287
Preferred stock redemption liability	–	–	129,638	–	–
Total liabilities	3,448,397	3,385,154	3,279,089	3,141,236	3,024,697

Commitments and contingencies

Redeemable noncontrolling interests	15,610	15,817	15,819	16,034	15,931

Alexandria Real Estate Equities, Inc.’s stockholders’ equity:
Series C Preferred Stock	–	–	–	129,638	129,638
Series D Convertible Preferred Stock	250,000	250,000	250,000	250,000	250,000
Series E Preferred Stock	130,000	130,000	130,000	–	–
Common stock	632	622	616	616	614
Additional paid-in capital	3,094,987	3,053,269	3,022,242	3,028,558	3,025,444
Accumulated other comprehensive loss	(19,729)	(37,370)	(23,088)	(34,511)	(32,202)
Alexandria Real Estate Equities, Inc.’s stockholders’ equity	3,455,890	3,396,521	3,379,770	3,374,301	3,373,494
Noncontrolling interests	45,120	44,247	43,413	42,558	41,434
Total equity	3,501,010	3,440,768	3,423,183	3,416,859	3,414,928
Total liabilities, noncontrolling interests, and equity	$6,965,017	$6,841,739	$6,718,091	$6,574,129	$6,455,556

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2012	10

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Funds From Operations and Adjusted Funds From Operations

(Dollars in thousands, except per share amounts)

(Unaudited)

The following table presents a reconciliation of net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – basic, the most directly comparable financial measure presented in accordance with GAAP, to FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted, FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted, as adjusted, and AFFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted for the periods below:

	Three Months Ended					Nine Months Ended
	9/30/12	6/30/12	3/31/12	12/31/11	9/30/11	9/30/12	9/30/11
Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – basic	$10,646	$17,616	$18,368	$26,960	$24,662	$46,630	$75,013
Depreciation and amortization	48,173	52,355	43,405	40,966	39,990	143,933	117,060
Gain on sale of real estate	(1,562)	(2)	–	–	–	(1,564)	–
Impairment of real estate	9,799	–	–	–	994	9,799	994
Gain on sale of land parcel	–	–	(1,864)	–	(46)	(1,864)	(46)
Amount attributable to noncontrolling interests/unvested stock awards:
Net income	1,188	1,122	946	1,412	1,244	3,256	3,651
FFO	(1,148)	(1,133)	(1,156)	(1,539)	(1,580)	(3,452)	(4,877)
FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – basic	67,096	69,958	59,699	67,799	65,264	196,738	191,795
Assumed conversion of 8.00% Unsecured Senior Convertible Notes	5	6	5	5	4	16	16
FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted	67,101	69,964	59,704	67,804	65,268	196,754	191,811
Realized gain on equity investment primarily related to one non-tenant life science entity	–	(5,811)	–	–	–	(5,811)	–
Loss on early extinguishment of debt	–	1,602	623	–	2,742	2,225	6,485
Preferred stock redemption charge	–	–	5,978	–	–	5,978	–
Allocation to unvested restricted stock awards	–	35	(53)	–	(38)	(21)	(59)
FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted, as adjusted	$67,101	$65,790	$66,252	$67,804	$67,972	$199,125	$198,237

Non-incremental revenue-enhancing capital expenditures:
Building improvements	(935)	(594)	(210)	(675)	(550)	(1,739)	(1,856)
Tenant improvements and leasing commissions	(1,844)	(2,148)	(2,019)	(6,083)	(2,119)	(6,011)	(4,517)
Straight-line rent	(5,225)	(5,195)	(8,796)	(9,558)	(7,647)	(19,216)	(17,239)
Straight-line rent on ground leases	201	1,207	1,406	1,221	1,143	2,814	3,483
Capitalized income from development projects	50	72	478	537	930	600	3,436
Amortization of acquired above and below market leases	(778)	(778)	(800)	(812)	(940)	(2,356)	(8,520)
Amortization of loan fees	2,470	2,214	2,643	2,551	2,144	7,327	6,749
Amortization of debt premiums/discounts	112	110	179	565	750	401	3,254
Stock compensation	3,845	3,274	3,293	3,306	3,344	10,412	8,449
Allocation to unvested restricted stock awards	19	15	31	80	31	67	61
AFFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted	$65,016	$63,967	$62,457	$58,936	$65,058	$191,424	$191,537

The following table presents a reconciliation of net income per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – basic, to FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted, FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted, as adjusted, and AFFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted for the periods below.  For the computation of the weighted average shares used to compute the per share information, refer to the “Definitions and Other Information” section in our supplemental information:

	Three Months Ended					Nine Months Ended
	9/30/12	6/30/12	3/31/12	12/31/11	9/30/11	9/30/12	9/30/11
Net income per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – basic	$0.17	$0.29	$0.30	$0.44	$0.40	$0.75	$1.29
Depreciation and amortization	0.78	0.84	0.70	0.67	0.65	2.34	2.00
Gain on sale of real estate	(0.03)	–	–	–	–	(0.03)	–
Impairment of real estate	0.16	–	–	–	0.02	0.16	0.02
Gain on sale of land parcel	–	–	(0.03)	–	–	(0.03)	–
Amount attributable to noncontrolling interests/unvested stock awards:
Net income	0.02	0.02	0.02	0.02	0.02	0.05	0.06
FFO	(0.02)	(0.02)	(0.02)	(0.03)	(0.03)	(0.06)	(0.08)
FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – basic	1.08	1.13	0.97	1.10	1.06	3.18	3.29
Assumed conversion of 8.00% Unsecured Senior Convertible Notes	–	–	–	–	–	–	–
FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted	1.08	1.13	0.97	1.10	1.06	3.18	3.29
Realized gain on equity investment primarily related to one non-tenant life science entity	–	(0.09)	–	–	–	(0.09)	–
Loss on early extinguishment of debt	–	0.03	0.01	–	0.05	0.03	0.11
Preferred stock redemption charge	–	–	0.10	–	–	0.10	–
FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted, as adjusted	$1.08	$1.07	$1.08	$1.10	$1.11	$3.22	$3.40

Non-incremental revenue-enhancing capital expenditures:
Building improvements	(0.01)	(0.01)	–	(0.01)	(0.01)	(0.03)	(0.03)
Tenant improvements and leasing commissions	(0.03)	(0.03)	(0.03)	(0.10)	(0.03)	(0.10)	(0.08)
Straight-line rent	(0.08)	(0.08)	(0.14)	(0.16)	(0.12)	(0.31)	(0.30)
Straight-line rent on ground leases	–	0.02	0.02	0.02	0.02	0.05	0.06
Capitalized income from development projects	–	–	0.01	0.01	0.02	0.01	0.06
Amortization of acquired above and below market leases	(0.01)	(0.01)	(0.01)	(0.01)	(0.02)	(0.04)	(0.15)
Amortization of loan fees	0.03	0.03	0.04	0.05	0.03	0.11	0.13
Amortization of debt premiums/discounts	–	–	–	0.01	0.01	0.01	0.06
Stock compensation	0.06	0.05	0.05	0.05	0.05	0.17	0.14
AFFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted	$1.04	$1.04	$1.02	$0.96	$1.06	$3.09	$3.29

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2012	11

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Non-GAAP Measures

(Tabular dollar amounts in thousands)

(Unaudited)

Funds from operations and funds from operations, as adjusted

GAAP basis accounting for real estate assets utilizes historical cost accounting and assumes real estate values diminish over time.  In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) established the measurement tool of FFO.  Since its introduction, FFO has become a widely used non-GAAP financial measure among equity REITs.  We believe that FFO is helpful to investors as an additional measure of the performance of an equity REIT.  Moreover, we believe that FFO, as adjusted, is also helpful because it allows investors to compare our performance to the performance of other real estate companies between periods, and on a consistent basis, without having to account for differences caused by investment decisions, financing decisions, terms of securities, capital structures, and capital market transactions. We compute FFO in accordance with standards established by the Board of Governors of NAREIT in its April 2002 white paper and related implementation guidance (“NAREIT White Paper”). The NAREIT White Paper defines FFO as net income (computed in accordance with GAAP), excluding gains (losses) from sales and impairments of real estate, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  Impairments of real estate relate to decreases in the estimated fair value of real estate due to changes in general market conditions and do not necessarily reflect the operating performance of the properties during the corresponding period.  Impairments of real estate represent the non-cash write-down of assets when fair value over the recoverability period is less than the carrying value.  We compute FFO, as adjusted, as FFO calculated in accordance with the NAREIT White Paper, plus losses from early extinguishment of debt and preferred stock redemption charges, less realized gain on equity investment primarily related to one non-tenant life science entity, and the amount of such items which are allocable to our unvested restricted stock awards. Our calculations of both FFO and FFO, as adjusted, may differ from those methodologies utilized by other equity REITs for similar performance measurements, and, accordingly, may not be comparable to other equity REITs.  Neither FFO nor FFO, as adjusted, should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of liquidity, nor are they indicative of the availability of funds for our cash needs, including funds available to make distributions.

Adjusted funds from operations

AFFO is a non-GAAP financial measure that we use as a supplemental measure of our performance.  We compute AFFO by adding to or deducting from FFO, as adjusted: (1) non-incremental revenue-enhancing capital expenditures, tenant improvements, and leasing commissions (excludes redevelopment expenditures); (2) effects of straight-line rent and straight-line rent on ground leases; (3) capitalized income from development projects; (4) amortization of acquired above and below market leases, loan fees, and debt premiums/discounts; (5) non-cash compensation expense; and (6) allocation of AFFO attributable to unvested restricted stock awards.

We believe that AFFO is a useful supplemental performance measure because it further adjusts to: (1) deduct certain expenditures which, although capitalized and included in depreciation expense, do not enhance the revenue or cash flows of our properties; (2) eliminate the effect of straight-lining our rental income and capitalizing income from development projects in order to reflect the actual amount of contractual rents due in the period presented; and (3) eliminate the effect of non-cash items that are not indicative of our core operations and do not actually reduce the amount of cash generated by our operations.  We believe that eliminating the effect of non-cash charges related to stock-based compensation facilitates a comparison of our operations across periods and among other equity REITs without the variances caused by different valuation methodologies, the volatility of the expense (which depends on market forces outside of our control), and the assumptions and the variety of award types that a company can use.  We believe that AFFO provides useful information by excluding certain items that are not representative of our core operating results because such items are dependent upon historical costs or subject to judgmental valuation inputs and the timing of our decisions.

AFFO is not intended to represent cash flow for the period, and is only intended to provide an additional measure of performance.  We believe that net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders is the most directly comparable GAAP financial measure to AFFO.  We believe that AFFO is a widely recognized measure of the operations of equity REITs, and presenting AFFO will enable investors to assess our performance in comparison to other equity REITs.  However, other equity REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to AFFO calculated by other equity REITs.  AFFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions.

Net operating income

Net operating income is a non-GAAP financial measure equal to income from continuing operations, the most directly comparable GAAP financial measure, plus loss on early extinguishment of debt, depreciation and amortization, interest expense, and general and administrative expense.  We believe net operating income provides useful information to investors regarding our financial condition and results of operations because it reflects primarily those income and expense items that are incurred at the property level.  Therefore, we believe net operating income is a useful measure for evaluating the operating performance of our real estate assets.  Net operating income on a cash basis is net operating income on a GAAP basis, adjusted to exclude the effect of straight-line rent adjustments required by GAAP.  We believe that net operating income on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent adjustments to rental revenue.

Further, we believe net operating income is useful to investors as a performance measure, because when compared across periods, net operating income reflects the impact on operations from trends in occupancy rates, rental rates, and operating costs, providing perspective not immediately apparent from income from continuing operations.  Net operating income excludes certain components from income from continuing operations in order to provide results that are more closely related to the results of operations of our properties.  For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level rather than at the property level.  In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level.  Property operating expenses that are included in determining net operating income consist of costs that are related to our operating properties, such as utilities, repairs and maintenance, rental expense related to ground leases, contracted services, such as janitorial, engineering, and landscaping, property taxes and insurance, and property level salaries.  General and administrative expenses consist primarily of accounting and corporate compensation, corporate insurance, professional fees, office rent, and office supplies, that are incurred as part of corporate office management. Net operating income presented by us may not be comparable to net operating income reported by other equity REITs that define net operating income differently.  We believe that in order to facilitate a clear understanding of our operating results, net operating income should be examined in conjunction with income from continuing operations as presented in our condensed consolidated statements of income.  Net operating income should not be considered as an alternative to income from continuing operations as an indication of our performance, or as an alternative to cash flows as a measure of liquidity, or our ability to make distributions.  The following table presents a reconciliation of net operating income to income from continuing operations:

	Three Months Ended		Nine Months Ended
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Total revenues	$145,455	$138,054	$431,903	$408,980
Rental operating expenses	44,614	40,859	127,884	118,014
Net operating income	100,841	97,195	304,019	290,966
Operating margins	69%	70%	70%	71%
General and administrative	12,485	10,289	35,152	30,528
Interest	17,094	14,273	51,243	48,621
Depreciation and amortization	47,176	38,747	140,778	113,326
Loss on early extinguishment of debt	–	2,742	2,225	6,485
Income from continuing operations	$24,086	$31,144	$74,621	$92,006

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2012	12

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Financial and Asset Base Highlights

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended
Key Credit Metrics	9/30/12		6/30/12		3/31/12		12/31/11		9/30/11
Unencumbered net operating income as a percentage of total net operating income	73%		73%		70%		69%		66%
Percentage outstanding on unsecured senior line of credit at end of period	28%		25%		11%		25%		54%
Net debt to gross assets (excluding cash and restricted cash) at end of period	38%		38%		36%		37%		36%
Net debt to Adjusted EBITDA (1)	7.6x		7.1x	(2)	7.1x		7.1x		6.8x
Fixed charge coverage ratio (1)	2.5x		2.6x		2.6x		2.7x		2.7x
Interest coverage ratio (1)	3.1x		3.2x		3.3x		3.4x		3.4x
Dividend payout ratio (common stock)	50%		49%		46%		45%		43%

Selected Balance Sheet Information
Investments in real estate (gross)	$7,154,359		$7,030,723		$6,892,429		$6,750,975		$6,635,872
Total assets	$6,965,017		$6,841,739		$6,718,091		$6,574,129		$6,455,556
Total unsecured debt	$2,312,794		$2,278,783		$2,067,772		$2,054,959		$1,898,484
Total debt	$3,032,114		$2,998,760		$2,789,487		$2,779,264		$2,659,366
Net debt	$2,892,377		$2,875,926		$2,672,323		$2,677,393		$2,558,381
Total liabilities	$3,448,397		$3,385,154		$3,279,089		$3,141,236		$3,024,697
Common shares outstanding	63,161,177		62,249,973		61,634,645		61,560,472		61,463,839
Total market capitalization	$8,064,386		$7,912,286		$7,673,553		$7,412,402		$6,815,380

Operating Data
Total revenues	$145,455		$148,016		$138,432		$139,249		$138,054
Rental operations	$44,614		$42,359		$40,911		$41,553		$40,859
Operating margins	69%		71%		70%		70%		70%
General and administrative expense as a percentage of total revenues	8.6%		8.3%		7.5%		7.6%		7.5%
Capitalized interest	$16,763		$15,825		$15,266		$16,151		$16,666
Weighted average interest rate used for capitalization during period	4.35%		4.41%		4.29%		4.35%		4.54%
Adjusted EBITDA – quarter annualized	$382,616		$403,168	(2)	$377,836		$377,964		$377,168
Adjusted EBITDA – trailing 12 months	$385,396		$384,034	(2)	$378,484		$376,050		$370,998
Adjusted EBITDA margins – quarter annualized	66%		68%		68%		68%		68%

Net Income, FFO, and AFFO
Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted	$10,646	(3)	$17,616		$18,368		$26,960		$24,662
FFO attributable to Alexandria Real Estate, Inc.’s common stockholders – diluted	$67,101		$69,964		$59,704		$67,804		$65,268
FFO attributable to Alexandria Real Estate, Inc.’s common stockholders – diluted, as adjusted	$67,101		$65,790		$66,252		$67,804		$67,972
AFFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted	$65,016		$63,967		$62,457		58,936		$65,058

Per Share Data
Earnings per share – diluted	$0.17	(3)	$0.29		$0.30		$0.44		$0.40
FFO per share – diluted	$1.08		$1.13		$0.97		$1.10		$1.06
FFO per share – diluted, as adjusted	$1.08		$1.07		$1.08		$1.10		$1.11
AFFO per share – diluted	$1.04		$1.04		$1.02		$0.96		$1.06

Asset Base Statistics
Number of properties at end of period	177		182		174		173		171
Rentable square feet at end of period	16,638,721		16,922,327		15,548,026		15,312,563		14,877,807
Occupancy of operating properties at end of period	93.0%		92.9%		94.2%		94.9%		94.6%
Occupancy of operating and redevelopment properties at end of period	88.3%		86.9%		87.9%		88.5%		89.3%

Leasing Activity and Same Property Performance
Leasing activity – Qtr rentable square feet	732,094		959,295		911,926		1,142,055		985,337
Leasing activity – Qtr percentage change in rental rates – cash basis	(2.9%	)	(0.8%	)	(2.8%	)	(4.1%	)	(3.0%	)
Leasing activity – Qtr percentage change in rental rates – GAAP basis	7.6%		5.8%		3.3%		7.6%		2.8%
Same property – Qtr percentage change in net operating income – cash basis	4.3%		1.6%		1.7%		3.1%		4.8%
Same property – Qtr percentage change in net operating income – GAAP basis	(0.9%	)	(0.2%	)	(0.7%	)	(0.5%	)	(0.2%	)

(1)	Quarter annualized.
(2)

Excluding $5.8 million recognized in the second quarter of 2012 related to a realized gain on an equity investment primarily related to one non-tenant life science entity, net debt to Adjusted EBITDA was 7.6x, Adjusted EBITDA – quarter annualized was approximately $379.9 million, and Adjusted EBITDA – trailing 12 months was approximately $378.2 million.

(3)

Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted excluding $9.8 million, or $0.16 per share, impairment of real estate, was $20.4 million, or $0.33 per share.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Core Operating Metrics

September 30, 2012

(Unaudited)

Quarterly percentage change in same property net operating income

Percentage change in rental rates on renewed/re-leased space

Occupancy percentage

Solid leasing capabilities – rentable square feet leased

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Same Property Comparisons

September 30, 2012

(Dollars in thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
Same property data	September 30, 2012		September 30, 2012
Percentage change in net operating income – cash basis	4.3%		2.6%
Percentage change in net operating income – GAAP basis	(0.9%	)	(0.8%	)

Number of properties	136		133
Rentable square feet	9,988,751		9,809,636
Occupancy – current period	93.7%		93.7%
Occupancy – same period prior year	93.2%		93.5%

The following table presents a comparison of the components of same property and non-same property net operating income for the three months and nine months ended September 30, 2012, compared to the three months and nine months ended September 30, 2011, and a reconciliation of net operating income to income from continuing operations, the most directly comparable GAAP financial measure:

	Three Months Ended September 30,				Nine Months Ended September 30,
Revenues:	2012	2011	% Change		2012	2011	% Change
Total revenues – same properties	$109,310	$109,767	(0.4%)	(1)	$321,613	$321,155	0.1%	(1)
Total revenues – non-same properties	36,145	28,287	27.8		110,290	87,825	25.6
Total revenues – GAAP basis	145,455	138,054	5.4		431,903	408,980	5.6

Expenses:
Rental operations – same properties	32,739	32,473	0.8		94,360	92,108	2.4
Rental operations – non-same properties	11,875	8,386	41.6		33,524	25,906	29.4
Total rental operations	44,614	40,859	9.2		127,884	118,014	8.4

Net operating income:
Net operating income – same properties	76,571	77,294	(0.9)		227,253	229,047	(0.8)
Net operating income – non-same properties	24,270	19,901	22.0		76,766	61,919	24.0
Total net operating income – GAAP basis	100,841	97,195	3.8		304,019	290,966	4.5

Other expenses:
General and administrative	12,485	10,289	21.3		35,152	30,528	15.1
Interest	17,094	14,273	19.8		51,243	48,621	5.4
Depreciation and amortization	47,176	38,747	21.8		140,778	113,326	24.2
Loss on early extinguishment of debt	–	2,742	(100.0)		2,225	6,485	(65.7)
Total other expenses	76,755	66,051	16.2		229,398	198,960	15.3
Income from continuing operations	$24,086	$31,144	(22.7%)		$74,621	$92,006	(18.9%)

Net operating income – same properties – GAAP basis	$76,571	$77,294	(0.9%)		$227,253	$229,047	(0.8%)
Less: straight-line rent adjustments	(990)	(4,824)	(79.5)	(2)	(4,120)	(11,521)	(64.2)	(2)
Net operating income – same properties – cash basis	$75,581	$72,470	4.3%		$223,133	$217,526	2.6%

(1)       Same property revenues were significantly impacted by a temporary decline in occupancy at 300 Technology Square in the Greater Boston market.

(2)       The decrease in straight-line rent was primarily related to the commencement of approximately $6.5 million of annual cash rent at 450 East 29th Street in the Greater NYC market in early February 2012.

The following table reconciles same properties to total properties for the nine months ended September 30, 2012:

	Number of Properties			Number of Properties			Number of Properties
Development – active			Development – deliveries since January 1, 2011			Development/Redevelopment – Asia	9	(3)
225 Binney Street	1		455 Mission Bay Boulevard South	1
259 East Grand Avenue	1		4755 Nexus Center Drive	1		Properties acquired since January 1, 2011
400/450 East Jamie Court	2		7 Triangle Drive	1		3013/3033 Science Park Road	1
409/499 Illinois Street	2	(1)	Canada	–	(2)	6 Davis Drive	1
5200 Illumina Way	1			3			2
	7

Redevelopment – active			Redevelopment – deliveries since January 1, 2011			Properties held for sale	4
11119 North Torrey Pines Road	1		10300 Campus Point Drive	1		Total properties excluded from same properties	44
1551 Eastlake Avenue	1		15010 Broschart Road	1		Same properties	133
20 Walkup Drive	1		215 First Street	1		Total properties as of September 30, 2012	177
285 Bear Hill Road	1	(1)	3530/3550 John Hopkins Court	2
343 Oyster Point Blvd	1		3565 General Atomics Court	1
400 Technology Square	1		500 Arsenal Street	1
620 Professional Drive	1		6101 Quadrangle Drive	1
6275 Nancy Ridge Drive	1			8
9800 Medical Center Drive	3
	11

(1)       Properties acquired since January 1, 2011.

(2)       Property count is included in operating portfolio as of September 30, 2012.

(3)       Property count includes two development deliveries, one redevelopment delivery, one property acquired since January 1, 2011, and five active development and redevelopment properties.

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2012	15

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Leasing Activity

September 30, 2012

(Unaudited)

	Three Months Ended			Nine Months Ended				Year Ended
	September 30, 2012			September 30, 2012				December 31, 2011			December 31, 2010		December 31, 2009
Leasing activity:	Cash		GAAP	Cash		GAAP		Cash		GAAP	Cash	GAAP	Cash	GAAP
Lease expirations
Number of leases	47		47	131		131		158		158	129	129	131	131
Rentable square footage	441,483		441,483	1,816,548		1,816,548		2,689,257		2,689,257	2,416,291	2,416,291	1,842,597	1,842,597
Expiring rates	$29.88		$28.10	$29.42		$27.77		$29.98		$28.42	$27.18	$28.54	$30.61	$30.70

Renewed/re-leased space
Number of leases	24		24	79		79		109		109	89	89	95	95
Leased rentable square footage	352,248		352,248	1,161,049		1,161,049		1,821,866		1,821,866	1,777,966	1,777,966	1,188,184	1,188,184
Expiring rates	$29.89		$28.35	$29.99		$28.36		$30.73		$28.79	$28.84	$30.54	$28.07	$26.78
New rates	$29.02		$30.51	$29.43		$30.04		$30.16		$30.00	$29.41	$32.04	$28.11	$27.72
Rental rate changes	(2.9%	)	7.6%	(1.9%	) (1)	5.9%	(1)	(1.9%	)	4.2%	2.0%	4.9%	0.1%	3.5%
TI’s/lease commissions per square foot	$5.23		$5.23	$5.18		$5.18		$5.82		$5.82	$4.40	$4.40	$3.99	$3.99
Average lease terms	4.8 years		4.8 years	4.6 years		4.6 years		4.2 years		4.2 years	8.1 years	8.1 years	3.3 years	3.3 years

Developed/redeveloped/previously vacant space leased
Number of leases	23		23	67		67		81		81	53	53	47	47
Rentable square footage	379,846		379,846	1,442,266		1,442,266		1,585,610		1,585,610	966,273	966,273	676,163	676,163
New rates	$29.06		$29.75	$32.71		$34.66		$33.45		$36.00	$36.33	$39.89	$33.57	$36.00
TI’s/lease commissions per square foot	$13.22		$13.22	$11.94		$11.94		$12.78		$12.78	$8.10	$8.10	$8.12	$8.12
Average lease terms	8.6 years		8.6 years	9.1 years		9.1 years		8.9 years		8.9 years	9.7 years	9.7 years	6.6 years	6.6 years

Leasing activity summary:
Totals (2)
Number of leases	47		47	146		146		190		190	142	142	142	142
Rentable square footage	732,094		732,094	2,603,315		2,603,315		3,407,476		3,407,476	2,744,239	2,744,239	1,864,347	1,864,347
New rates	$29.04		$30.12	$31.25		$32.60		$31.69		$32.79	$31.84	$34.80	$30.09	$30.73
TI’s/lease commissions per square foot	$9.38		$9.38	$8.93		$8.93		$9.06		$9.06	$5.70	$5.70	$5.49	$5.49
Average lease terms	6.8 years		6.8 years	7.1 years		7.1 years		6.4 years		6.4 years	8.7 years	8.7 years	4.5 years	4.5 years
Retention rate	88%		88%	78%		78%		87%		87%	92%	92%	81%	81%

(1)

Excluding one lease for 48,000 rentable square feet related to one client tenant in the Research Triangle Park market, and one lease for 71,000 rentable square feet related to one client tenant in the Suburban Washington, D.C. market, rental rates for renewed/re-leased space were, on average, 0.1% higher and 7.3% higher than rental rates for expiring leases on a cash and GAAP basis, respectively.

(2)	Excludes 10 month-to-month leases for approximately 25,000 rentable square feet.

During the three months ended September 30, 2012, we granted tenant concessions/free rent averaging approximately 1.8 months with respect to the 732,094 rentable square feet leased.  During the nine months ended September 30, 2012, we granted tenant concessions/free rent averaging approximately 1.7 months with respect to the 2,603,315 rentable square feet leased.

Lease Structure	September 30, 2012
Percentage of triple net leases	94%
Percentage of leases containing annual rent escalations	96%
Percentage of leases providing for the recapture of capital expenditures	91%

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2012	16

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Lease Expirations

September 30, 2012

(Unaudited)

Year of Lease Expiration	Number of Leases Expiring		RSF of Expiring Leases		Percentage of Aggregate Total RSF	Annualized Base Rent of Expiring Leases (per RSF)
2012	21	(1)	490,382	(1)	3.5%	$25.84
2013	88		953,531		6.9%	$28.31
2014	86		1,237,589		8.9%	$30.23
2015	67		1,259,426		9.1%	$31.81
2016	52		1,432,820		10.3%	$30.33
2017	59		1,506,498		10.9%	$30.38
2018	19		1,143,754		8.3%	$39.62
2019	16		595,324		4.3%	$34.18
2020	15		731,680		5.3%	$40.36
2021	19		697,828		5.0%	$38.70
Thereafter	32		2,151,820		15.5%	$39.15

								Annualized
	2012 RSF of Expiring Leases							Base Rent of
		Negotiating/	Targeted for		Remaining			Expiring Leases	Market Rent
Market	Leased	Anticipating	Redevelopment		Expiring Leases	Total		(per RSF)	per RSF (2)
Greater Boston	13,091	3,169	–		40,207	56,467		$31.58	$25.00 - $59.00
San Francisco Bay	–	–	32,074	(3)	21,176	53,250		63.16	$20.00 - $47.00
San Diego	23,218	–	243,550	(4)	3,000	269,768		21.94	$16.00 - $36.00
Greater NYC	–	–	–		–	–		–	N/A
Suburban Washington, D.C.	–	–	–		–	–		–	$14.00 - $32.00
Seattle	14,198	–	66,776	(5)	5,339	86,313		13.38	$17.00 - $44.00
Research Triangle Park	4,575	–	–		10,052	14,627		24.34	$10.00 - $32.00
Canada	–	–	–		–	–		–	N/A
Non-cluster markets	–	–	–		–	–		–	N/A
Asia	–	–	–		9,957	9,957		9.77	$8.00 - $26.00
Total	55,082	3,169	342,400		89,731	490,382	(1)	$25.84
Percentage of expiring leases	11%	1%	70%		18%	100%

							Annualized
	2013 RSF of Expiring Leases						Base Rent of
		Negotiating/	Targeted for		Remaining		Expiring Leases	Market Rent
Market	Leased	Anticipating	Redevelopment		Expiring Leases	Total	(per RSF)	per RSF (2)
Greater Boston	–	102,215	–		80,290	182,505	$39.33	$25.00 - $59.00
San Francisco Bay	–	51,281	–		234,764	286,045	26.18	$20.00 - $47.00
San Diego	2,835	–	–		128,876	131,711	21.73	$16.00 - $36.00
Greater NYC	–	–	–		–	–	–	N/A
Suburban Washington, D.C.	–	66,162	54,906	(6)	127,190	248,258	30.55	$14.00 - $32.00
Seattle	–	–	–		–	–	–	N/A
Research Triangle Park	–	16,560	–		52,928	69,488	18.62	$10.00 - $32.00
Canada	–	–	–		–	–	–	N/A
Non-cluster markets	–	4,006	–		21,224	25,230	16.85	$14.00 - $22.00
Asia	–	2,314	–		7,980	10,294	15.54	$8.00 - $26.00
Total	2,835	242,538	54,906		653,252	953,531	$28.31
Percentage of expiring leases	–%	25%	6%		69%	100%

(1)	Excludes 10 month-to-month leases for approximately 25,000 rentable square feet.
(2)	Based upon rental rates achieved in recently executed leases over the trailing 12 months.
(3)

Represents a future redevelopment project containing 32,074 rentable square feet at 2625/2627/2631 Hanover Street in the Palo Alto submarket. The current lease expiration date is December 31, 2012. The client tenant may extend the lease on a short-term basis. Upon rollover, we expect to commence redevelopment of this property.

(4)

Represents a project containing 176,500 rentable square feet of non-laboratory space at 3013/3033 Science Park Road, which consists of two buildings acquired in April 2012. The property was 100% leased on a short-term basis and, upon rollover in the fourth quarter of 2012, we expect to redevelop approximately 98,000 rentable square feet. The remaining 78,500 rentable square feet will be classified as future developable square feet. Also, represents a future redevelopment project containing 67,000 rentable square feet at 4757 Nexus Center Drive. The current lease expiration date at 4757 Nexus Center Drive is November 14, 2012.

(5)

Represents a future redevelopment project containing 66,776 rentable square feet of office space at 1616 Eastlake Boulevard in the Seattle market. Of the 66,776 rentable square feet targeted for redevelopment into laboratory space, approximately 41,000 rentable square feet, or 61% has been pre-leased. Redevelopment of this space began in October 2012.

(6)

Represents a project containing 54,906 rentable square feet at 5 Research Court in the Rockville submarket. We expect to redevelop the asset into single or multi-tenant laboratory space beginning in the fourth quarter of 2013.

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2012	17

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Properties and Occupancy

September 30, 2012

(Dollars in thousands)

(Unaudited)

Summary of properties

	Rentable Square Feet					Number of
Market	Operating	Development	Redevelopment	Total	% Total	Properties	Annualized Base Rent

Greater Boston	2,789,481	303,143	329,438	3,422,062	21%	35	$107,743	26%

San Francisco Bay	2,252,790	456,740	53,980	2,763,510	16	25	88,535	21

San Diego	2,628,695	127,373	53,784	2,809,852	17	36	82,974	20

Greater NYC	534,827	–	–	534,827	3	6	31,278	7

Suburban Washington, D.C.	2,334,863	–	101,183	2,436,046	15	31	48,768	12

Seattle	694,042	–	52,141	746,183	4	10	27,052	6

Research Triangle Park	941,807	–	–	941,807	6	14	19,213	5

Canada	1,096,077	–	–	1,096,077	7	5	9,172	2

Non-cluster markets	61,002	–	–	61,002	–	2	599	–

North America	13,333,584	887,256	590,526	14,811,366	89	164	415,334	99

Asia	592,188	618,976	112,061	1,323,225	8	9	4,588	1

Continuing operations	13,925,772	1,506,232	702,587	16,134,591	97	173	$419,922	100%

Discontinued operations	504,130	–	–	504,130	3	4

Total	14,429,902	1,506,232	702,587	16,638,721	100%	177

Summary of occupancy percentages

	Operating Properties			Operating and Redevelopment Properties
Market	September 30, 2012	June 30, 2012	March 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012

Greater Boston	94.3%	93.1%	91.7%	84.3%	84.1%	83.0%

San Francisco Bay	98.0	97.0	96.2	95.7	94.7	93.9

San Diego	95.2	95.5	96.1	93.3	85.5	81.5

Greater NYC	95.0	94.2	93.0	95.0	94.2	93.0

Suburban Washington, D.C.	89.4	90.1	94.2	85.7	86.3	90.4

Seattle	96.3	96.1	96.7	89.6	90.8	91.4

Research Triangle Park	95.5	95.5	95.8	95.5	95.5	95.8

Canada	92.7	92.7	91.8	92.7	92.7	91.8

Non-cluster markets	51.4	51.4	51.4	51.4	51.4	51.4

North America	94.2	93.9	94.2	90.0	88.4	87.9

Asia	68.1	67.4	N/A	57.2	55.0	N/A

Continuing operations	93.0%	92.9%	94.2%	88.3%	86.9%	87.9%

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Property Listing
September 30, 2012
(Dollars in thousands)

(Unaudited)

								Occupancy Percentage
		Rentable Square Feet				Number of	Annualized		Operating and
Address	Submarket	Operating	Development	Redevelopment	Total	Properties	Base Rent	Operating	Redevelopment
Greater Boston
100 Technology Square	Cambridge/Inner Suburbs	255,441	–	–	255,441	1	$17,397	100.0%	100.0%
200 Technology Square	Cambridge/Inner Suburbs	177,101	–	–	177,101	1	10,191	100.0	100.0
300 Technology Square	Cambridge/Inner Suburbs	175,609	–	–	175,609	1	7,535	87.5	87.5
400 Technology Square	Cambridge/Inner Suburbs	–	–	212,123	212,123	1	–	N/A	–
500 Technology Square	Cambridge/Inner Suburbs	184,207	–	–	184,207	1	10,009	98.4	98.4
600 Technology Square	Cambridge/Inner Suburbs	128,224	–	–	128,224	1	4,383	99.6	99.6
700 Technology Square	Cambridge/Inner Suburbs	48,930	–	–	48,930	1	1,891	100.0	100.0
161 First Street	Cambridge/Inner Suburbs	46,356	–	–	46,356	1	1,960	99.5	99.5
167 Sidney Street	Cambridge/Inner Suburbs	26,589	–	–	26,589	1	1,392	100.0	100.0
215 First Street	Cambridge/Inner Suburbs	366,719	–	–	366,719	1	10,651	86.2	86.2
225 Binney Street	Cambridge/Inner Suburbs	–	303,143	–	303,143	1	–	N/A	N/A
300 Third Street	Cambridge/Inner Suburbs	131,963	–	–	131,963	1	6,520	100.0	100.0
480 Arsenal	Cambridge/Inner Suburbs	140,744	–	–	140,744	1	4,673	100.0	100.0
500 Arsenal Street	Cambridge/Inner Suburbs	93,516	–	–	93,516	1	3,385	100.0	100.0
780/790 Memorial Drive	Cambridge/Inner Suburbs	99,350	–	–	99,350	2	6,580	100.0	100.0
79/96 Charlestown Navy Yard	Cambridge/Inner Suburbs	24,940	–	–	24,940	1	–	–	–
99 Erie Street	Cambridge/Inner Suburbs	27,960	–	–	27,960	1	1,143	100.0	100.0
100 Beaver Street	Route 128	82,330	–	–	82,330	1	2,336	100.0	100.0
285 Bear Hill Road	Route 128	–	–	26,270	26,270	1	–	N/A	–
19 Presidential Way	Route 128	128,325	–	–	128,325	1	3,398	100.0	100.0
29 Hartwell Avenue	Route 128	59,000	–	–	59,000	1	2,049	100.0	100.0
3 Preston Court	Route 128	30,123	–	–	30,123	1	393	44.4	44.4
35 Hartwell Avenue	Route 128	46,700	–	–	46,700	1	1,650	100.0	100.0
35 Wiggins Avenue	Route 128	48,640	–	–	48,640	1	879	100.0	100.0
44 Hartwell Avenue	Route 128	26,828	–	–	26,828	1	1,105	100.0	100.0
45/47 Wiggins Avenue	Route 128	38,000	–	–	38,000	1	1,114	100.0	100.0
60 Westview Street	Route 128	40,200	–	–	40,200	1	1,147	100.0	100.0
6/8 Preston Court	Route 128	54,391	–	–	54,391	1	753	100.0	100.0
111 Forbes Boulevard	Route 495/Worcester	58,280	–	–	58,280	1	261	28.6	28.6
130 Forbes Boulevard	Route 495/Worcester	97,566	–	–	97,566	1	871	100.0	100.0
20 Walkup Drive	Route 495/Worcester	–	–	91,045	91,045	1	–	N/A	–
30 Bearfoot Road	Route 495/Worcester	60,759	–	–	60,759	1	2,765	100.0	100.0
306 Belmont Street	Route 495/Worcester	78,916	–	–	78,916	1	1,139	100.0	100.0
350 Plantation Street	Route 495/Worcester	11,774	–	–	11,774	1	173	100.0	100.0
Greater Boston		2,789,481	303,143	329,438	3,422,062	35	$107,743	94.3%	84.3%

San Francisco Bay
1500 Owens Street	Mission Bay	158,267	–	–	158,267	1	$6,700	93.8%	93.8%
1700 Owens Street	Mission Bay	157,340	–	–	157,340	1	10,147	99.6	99.6
455 Mission Bay Boulevard South	Mission Bay	210,398	–	–	210,398	1	8,835	97.8	97.8
409/499 Illinois Street	Mission Bay	234,249	222,780	–	457,029	2	14,197	100.0	100.0
249 East Grand Avenue	South San Francisco	129,501	–	–	129,501	1	5,086	100.0	100.0
259 East Grand Avenue	South San Francisco	–	170,618	–	170,618	1	–	N/A	N/A
341/343 Oyster Point Blvd	South San Francisco	53,980	–	53,980	107,960	2	1,189	100.0	50.0
400/450 East Jamie Court	South San Francisco	99,694	63,342	–	163,036	2	2,971	100.0	100.0
500 Forbes Boulevard	South San Francisco	155,685	–	–	155,685	1	5,540	100.0	100.0
600/630/650 Gateway Boulevard	South San Francisco	150,960	–	–	150,960	3	3,823	85.1	85.1
681 Gateway Boulevard	South San Francisco	126,971	–	–	126,971	1	6,161	100.0	100.0
7000 Shoreline Court	South San Francisco	136,393	–	–	136,393	1	4,167	100.0	100.0
901/951 Gateway Boulevard	South San Francisco	170,244	–	–	170,244	2	5,573	100.0	100.0
2425 Garcia Ave & 2400/2450 Bayshore Parkway	Peninsula	98,964	–	–	98,964	1	3,232	96.6	96.6
2625/2627/2631 Hanover Street (1)	Peninsula	32,074	–	–	32,074	1	1,335	100.0	100.0
3165 Porter Drive	Peninsula	91,644	–	–	91,644	1	3,929	100.0	100.0
3350 West Bayshore Road	Peninsula	60,000	–	–	60,000	1	1,531	100.0	100.0
75/125 Shoreway Road	Peninsula	82,815	–	–	82,815	1	2,044	100.0	100.0
849/863 Mitten Road & 866 Malcolm Road	Peninsula	103,611	–	–	103,611	1	2,075	95.3	95.3
San Francisco Bay		2,252,790	456,740	53,980	2,763,510	25	$88,535	98.0%	95.7%

(1)

Represents a future redevelopment project containing 32,074 rentable square feet at 2625/2627/2631 Hanover Street in the Palo Alto submarket.  The current lease expiration date is December 31, 2012.  The client tenant may extend the lease on a short-term basis.  Upon rollover, we expect to commence redevelopment of this property.

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2012	19

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Property Listing
September 30, 2012
(Dollars in thousands)

(Unaudited)

								Occupancy Percentage
		Rentable Square Feet				Number of	Annualized		Operating and
Address	Submarket	Operating	Development	Redevelopment	Total	Properties	Base Rent	Operating	Redevelopment
San Diego
10931/10933 North Torrey Pines Road	Torrey Pines	96,641	–	–	96,641	1	$2,977	98.8%	98.8%
10975 North Torrey Pines Road	Torrey Pines	44,733	–	–	44,733	1	1,595	100.0	100.0
11119 North Torrey Pines Road	Torrey Pines	18,461	–	53,784	72,245	1	590	100.0	25.6
3010 Science Park Road	Torrey Pines	74,557	–	–	74,557	1	3,215	100.0	100.0
3013/3033 Science Park Road (1)	Torrey Pines	176,500	–	–	176,500	1	3,055	100.0	100.0
3115/3215 Merryfield Row	Torrey Pines	158,645	–	–	158,645	2	7,098	100.0	100.0
3530/3550 John Hopkins Court & 3535/3565 General Atomics Court	Torrey Pines	220,569	–	–	220,569	4	7,807	93.4	93.4
10300 Campus Point Drive	University Town Center	449,759	–	–	449,759	1	15,761	96.1	96.1
4755/4757/4767 Nexus Center Drive (2)	University Town Center	177,585	–	–	177,585	3	6,655	100.0	100.0
5200 Illumina Way	University Town Center	346,581	127,373	–	473,954	1	13,474	100.0	100.0
9363/9373/9393 Towne Center Drive	University Town Center	122,232	–	–	122,232	3	3,523	100.0	100.0
9880 Campus Point Drive	University Town Center	71,510	–	–	71,510	1	2,774	100.0	100.0
5810/5820 Nancy Ridge Drive	Sorrento Mesa	87,298	–	–	87,298	1	1,740	100.0	100.0
5871 Oberlin Drive	Sorrento Mesa	33,817	–	–	33,817	1	478	48.0	48.0
6138/6150 Nancy Ridge Drive	Sorrento Mesa	56,698	–	–	56,698	1	1,586	100.0	100.0
6146/6166 Nancy Ridge Drive	Sorrento Mesa	51,273	–	–	51,273	2	639	57.2	57.2
6175/6225/6275 Nancy Ridge Drive	Sorrento Mesa	105,812	–	–	105,812	3	1,215	55.5	55.5
7330 Carroll Road	Sorrento Mesa	66,244	–	–	66,244	1	2,141	89.4	89.4
10505 Roselle Street & 3770 Tansy Street	Sorrento Valley	33,013	–	–	33,013	2	1,001	100.0	100.0
11025/11035/11045 Roselle Street	Sorrento Valley	66,442	–	–	66,442	3	1,621	100.0	100.0
3985 Sorrento Valley Boulevard	Sorrento Valley	60,545	–	–	60,545	1	1,534	100.0	100.0
13112 Evening Creek Drive	I-15 Corridor	109,780	–	–	109,780	1	2,495	100.0	100.0
San Diego		2,628,695	127,373	53,784	2,809,852	36	$82,974	95.2%	93.3%

Greater NYC
450 East 29th Street	Manhattan	309,141	–	–	309,141	1	$24,377	98.7%	98.7%
100 Phillips Parkway	Bergen County	78,501	–	–	78,501	1	2,309	100.0	100.0
102 Witmer Road	Pennsylvania	50,000	–	–	50,000	1	3,345	100.0	100.0
5100 Campus Drive	Pennsylvania	21,859	–	–	21,859	1	159	64.9	64.9
701 Veterans Circle	Pennsylvania	35,155	–	–	35,155	1	735	100.0	100.0
702 Electronic Drive	Pennsylvania	40,171	–	–	40,171	1	353	62.3	62.3
Greater NYC		534,827	–	–	534,827	6	$31,278	95.0%	95.0%

Suburban Washington, D.C.
12301 Parklawn Drive	Rockville	49,185	–	–	49,185	1	$1,196	100.0%	100.0%
1330 Piccard Drive	Rockville	131,511	–	–	131,511	1	2,716	88.8	88.8
1405 Research Boulevard	Rockville	71,669	–	–	71,669	1	2,315	100.0	100.0
1500/1550 East Gude Drive	Rockville	90,489	–	–	90,489	2	1,386	77.3	77.3
14920 Broschart Road	Rockville	48,500	–	–	48,500	1	1,073	100.0	100.0
15010 Broschart Road	Rockville	38,203	–	–	38,203	1	687	78.1	78.1
5 Research Court (3)	Rockville	54,906	–	–	54,906	1	1,425	100.0	100.0
5 Research Place	Rockville	63,852	–	–	63,852	1	2,357	100.0	100.0
9800 Medical Center Drive	Rockville	206,530	–	75,056	281,586	4	6,787	86.1	63.2
9920 Medical Center Drive	Rockville	58,733	–	–	58,733	1	455	100.0	100.0
1201 Clopper Road	Gaithersburg	143,585	–	–	143,585	1	3,984	100.0	100.0
1300 Quince Orchard Road	Gaithersburg	54,874	–	–	54,874	1	812	100.0	100.0
16020 Industrial Drive	Gaithersburg	71,000	–	–	71,000	1	1,052	100.0	100.0
19/20/22 Firstfield Road	Gaithersburg	132,639	–	–	132,639	3	2,975	95.9	95.9
25/35/45 West Watkins Mill Road	Gaithersburg	138,938	–	–	138,938	1	3,640	100.0	100.0
401 Professional Drive	Gaithersburg	63,154	–	–	63,154	1	959	78.9	78.9
620 Professional Drive	Gaithersburg	–	–	26,127	26,127	1	–	N/A	–
708 Quince Orchard Road	Gaithersburg	49,624	–	–	49,624	1	1,145	99.3	99.3
9 West Watkins Mill Road	Gaithersburg	92,449	–	–	92,449	1	2,766	100.0	100.0
910 Clopper Road	Gaithersburg	180,650	–	–	180,650	1	2,922	79.3	79.3
930/940 Clopper Road	Gaithersburg	104,302	–	–	104,302	2	1,654	93.4	93.4
950 Wind River Lane	Gaithersburg	50,000	–	–	50,000	1	1,082	100.0	100.0
8000/9000/10000 Virginia Manor Road	Beltsville	191,884	–	–	191,884	1	1,039	41.8	41.8
14225 Newbrook Drive	Northern Virginia	248,186	–	–	248,186	1	4,341	100.0	100.0
Suburban Washington, D.C.		2,334,863	–	101,183	2,436,046	31	$48,768	89.4%	85.7%

(1)

Represents a project containing 176,500 rentable square feet of non-laboratory space at 3013/3033 Science Park Road, which consists of two buildings acquired in April 2012. The property was 100% leased on a short-term basis and, upon rollover in the fourth quarter of 2012, we expect to redevelop approximately 98,000 rentable square feet. The remaining 78,500 rentable square feet will be classified as future developable square feet.

(2)	Represents a future redevelopment project containing 67,000 rentable square feet at 4757 Nexus Center Drive. The current lease expiration date at 4757 Nexus Center Drive is November 14, 2012.
(3)

Represents a project containing 54,906 rentable square feet at 5 Research Court in the Rockville submarket. We expect to redevelop the asset into single or multi-tenant laboratory space beginning in the fourth quarter of 2013.

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2012	20

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Property Listing
September 30, 2012
(Dollars in thousands)

(Unaudited)

								Occupancy Percentage
		Rentable Square Feet				Number of	Annualized		Operating and
Address	Submarket	Operating	Development	Redevelopment	Total	Properties	Base Rent	Operating	Redevelopment
Seattle
1201/1208 Eastlake Avenue	Lake Union	203,369	–	–	203,369	2	$8,748	100.0%	100.0%
1551 Eastlake Avenue	Lake Union	65,342	–	52,141	117,483	1	2,151	100.0	55.6
1600 Fairview Avenue	Lake Union	27,991	–	–	27,991	1	1,520	100.0	100.0
1616 Eastlake Avenue (1)	Lake Union	168,490	–	–	168,490	1	4,433	92.9	92.9
199 East Blaine Street	Lake Union	115,084	–	–	115,084	1	6,165	100.0	100.0
219 Terry Avenue	Lake Union	30,845	–	–	30,845	1	1,422	93.4	93.4
3000/3018 Western Avenue	Elliott Bay	47,746	–	–	47,746	1	1,795	100.0	100.0
410 West Harrison & 410 Elliott Avenue West	Elliott Bay	35,175	–	–	35,175	2	818	67.4	67.4
Seattle		694,042	–	52,141	746,183	10	$27,052	96.3%	89.6%

Research Triangle Park
100 Capitola Drive	Research Triangle Park	65,965	–	–	65,965	1	$1,046	100.0%	100.0%
108/110/112/114 Alexander Road	Research Triangle Park	158,417	–	–	158,417	1	4,896	100.0	100.0
2525 East NC Highway 54	Research Triangle Park	81,580	–	–	81,580	1	1,673	100.0	100.0
5 Triangle Drive	Research Triangle Park	32,120	–	–	32,120	1	824	100.0	100.0
601 Keystone Park Drive	Research Triangle Park	77,395	–	–	77,395	1	1,306	100.0	100.0
6101 Quadrangle Drive	Research Triangle Park	30,122	–	–	30,122	1	440	77.0	77.0
7 Triangle Drive	Research Triangle Park	96,626	–	–	96,626	1	3,165	100.0	100.0
7010/7020/7030 Kit Creek	Research Triangle Park	133,654	–	–	133,654	3	1,921	77.0	77.0
800/801 Capitola Drive	Research Triangle Park	120,905	–	–	120,905	2	2,128	95.9	95.9
6 Davis Drive	Research Triangle Park	100,000	–	–	100,000	1	1,062	100.0	100.0
555 Heritage Drive	Palm Beach	45,023	–	–	45,023	1	752	100.0	100.0
Research Triangle Park		941,807	–	–	941,807	14	$19,213	95.5%	95.5%

Canada
Canada		46,032	–	–	46,032	1	$1,891	100.0%	100.0%
Canada		66,000	–	–	66,000	1	1,212	100.0	100.0
Canada		132,790	–	–	132,790	1	2,897	82.8	82.8
Canada		68,000	–	–	68,000	1	3,172	100.0	100.0
Canada (2)		783,255	–	–	783,255	1	N/A	N/A	N/A
Total Canada		1,096,077	–	–	1,096,077	5	$9,172	92.7%	92.7%

Other market properties		61,002	–	–	61,002	2	599	51.4%	51.4%

North America		13,333,584	887,256	590,526	14,811,366	164	$415,334	94.2%	90.0%

Asia		592,188	618,976	112,061	1,323,225	9	$4,588	68.1%	57.2%

Continuing operations		13,925,772	1,506,232	702,587	16,134,591	173	$419,922	93.0%	88.3%

Properties “held for sale”		504,130	–	–	504,130	4

Total		14,429,902	1,506,232	702,587	16,638,721	177

(1)

Represents a future redevelopment project containing 66,776 rentable square feet of office space at 1616 Eastlake Boulevard in the Seattle market. Of the 66,776 rentable square feet targeted for redevelopment into laboratory space, approximately 41,000 rentable square feet, or 61% has been pre-leased. Redevelopment of this space began in October 2012.

(2)	Represents land and improvements subject to a ground lease with a client tenant.

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2012	21

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Top 20 Client Tenants and Client Tenant Mix

September 30, 2012

(Tabular dollar amounts in thousands)

(Unaudited)

Top 20 client tenants

			Remaining Lease		Approximate Aggregate	Percentage of Aggregate		Percentage of Aggregate	Investment-Grade Entities (3)
		Number	Term in Years		Rentable	Total	Annualized	Annualized	Fitch	Moody’s	S&P	Education/
	Client Tenant	of Leases	(1)	(2)	Square Feet	Square Feet	Base Rent	Base Rent	Rating	Rating	Rating	Research
1	Novartis AG	11	4.1	4.3	608,876	3.7%	$30,544	7.3%	AA	Aa2	AA-	–
2	Bristol-Myers Squibb Company	6	5.1	5.4	419,624	2.5	15,840	3.8	A+	A2	A+	–
3	Eli Lilly and Company	5	8.8	10.4	262,182	1.6	15,048	3.6	A	A2	AA-	–
4	FibroGen, Inc.	1	11.1	11.1	234,249	1.4	14,197	3.4	–	–	–	–
5	Roche	3	5.5	5.6	348,918	2.1	13,867	3.3	AA-	A1	AA-	–
6	Illumina, Inc.	1	19.1	19.1	346,581	2.1	13,474	3.2	–	–	–	–
7	United States Government	8	4.3	5.3	324,577	1.9	12,727	3.0	AAA	Aaa	AA+	–
8	GlaxoSmithKline plc	4	7.2	6.9	207,812	1.2	10,238	2.4	A+	A1	A+	–
9	Celgene Corporation	4	9.0	8.9	255,780	1.5	9,565	2.3	–	Baa2	BBB+	–
10	Massachusetts Institute of Technology	3	4.7	4.9	178,952	1.1	8,230	2.0	–	Aaa	AAA	✓
11	The Regents of the University of California	3	8.9	8.9	182,242	1.1	7,435	1.8	AA+	Aa1	AA	✓
12	NYU-Neuroscience Translational Research Institute	2	13.2	12.4	78,597	0.5	6,993	1.7	–	Aa3	AA-	✓
13	Alnylam Pharmaceuticals, Inc. (4)	1	4.0	4.0	129,424	0.8	6,066	1.4	–	–	–	–
14	Gilead Sciences, Inc.	1	7.8	7.8	109,969	0.7	5,824	1.4	–	Baa1	A-	–
15	Pfizer Inc.	2	6.7	6.5	116,518	0.7	5,502	1.3	A+	A1	AA	–
16	The Scripps Research Institute	2	4.2	4.1	99,377	0.6	5,197	1.2	AA-	Aa3	–	✓
17	Theravance, Inc. (5)	2	7.7	7.7	130,342	0.8	4,895	1.2	–	–	–	–
18	Infinity Pharmaceuticals, Inc.	2	2.3	2.3	68,020	0.4	4,423	1.1	–	–	–	–
19	Qiagen N.V.	2	3.8	3.8	158,879	0.9	4,380	1.0	–	–	–	–
20	Quest Diagnostics Incorporated	1	4.3	4.3	248,186	1.5	4,341	1.0	BBB+	Baa2	BBB+	–
	Total/Weighted Average:	64	7.1	7.5	4,509,105	27.1%	$198,786	47.4%

(1)	Represents remaining lease term in years based on percentage of leased square feet.
(2)	Represents remaining lease term in years based on percentage of annualized base rent in effect as of September 30, 2012.
(3)	Ratings obtained from Fitch Ratings, Moody’s Investors Service, and Standard & Poor’s.
(4)	As of June 30, 2012, Novartis AG owned approximately 11% of the outstanding stock of Alnylam Pharmaceuticals, Inc.
(5)	As of July 25, 2012, GlaxoSmithKline plc owned approximately 27% of the outstanding stock of Theravance, Inc.

Client tenant mix by annualized base rent

Multinational Pharmaceutical	Institutional: University, Non-Profit, and Government	Life Science Product and Service, Medical Device, and Industrial Biotech	Biotechnology: Public & Private

•  Abbott Laboratories

•  Astellas Pharma Inc.

•  AstraZeneca PLC

•  Bayer AG

•  Bristol-Myers Squibb Company

•  Eisai Co., Ltd.

•  Eli Lilly and Company

•  Genomics Institute of the Novartis  Research Foundation

•  GlaxoSmithKline plc

•  Johnson & Johnson

•  Merck & Co., Inc.

•  Novartis AG

•  Pfizer Inc.

•  Roche

•  Sanofi

•  Shire plc

•  UCB S.A.

•  California Institute of Technology

•  Dana-Farber Cancer Institute, Inc.

•  Duke University

•  Environmental Protection Agency

•  Fred Hutchinson Cancer Research  Center

•  Massachusetts Institute of Technology

•  National Institutes of Health

•  NYU-Neuroscience Translational  Research Institute

•  Sanford-Burnham Medical Research  Institute

•  Stanford University

•  The Regents of the University of  California

•  The Scripps Research Institute

•  UMass Memorial Health Care, Inc.

•  UNC Health Care System

•  United States Government

•  University of Washington

•  Canon U.S. Life Sciences, Inc.

•  Covance Inc.

•  DSM N.V.

•  Fluidigm Corporation

•  Illumina, Inc.

•  Laboratory Corporation of America  Holdings

•  Life Technologies Corporation

•  Monsanto Company

•  Qiagen N.V.

•  Quest Diagnostics Incorporated

•  Sapphire Energy, Inc.

•  Thermo Fisher Scientific, Inc.

•  Alnylam Pharmaceuticals, Inc.

•  Amgen Inc.

•  Biogen Idec Inc.

•  Celgene Corporation

•  Constellation Pharmaceuticals, Inc.

•  Epizyme, Inc.

•  Fate Therapeutics, Inc.

•  FibroGen, Inc.

•  FORMA Therapeutics, Inc.

•  Gilead Sciences, Inc.

•  Infinity Pharmaceuticals, Inc.

•  Kadmon Corporation, LLC

•  Medicago Inc.

•  Onyx Pharmaceuticals, Inc.

•  Proteostasis Therapeutics, Inc.

•  Quanticel Pharmaceuticals, Inc.

•  Theravance, Inc.

•  Warp Drive Bio, LLC

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2012	22

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Significant Future Growth Opportunities

September 30, 2012

(Unaudited)

ALEXANDRIA CENTERTM FOR LIFE SCIENCE – NEW YORK CITY

The Alexandria Center™ for Life Science – New York City may consist of three buildings aggregating approximately 1.1 million rentable square feet.  The East Tower consists of approximately 309,000 rentable square feet and is 98.7% occupied as of September 30, 2012.  This flagship destination for life science innovation also includes 419,806 developable square feet in the future West Tower project, as well as an option parcel supporting the future ground-up development of approximately 385,000 rentable square feet on the north end of the campus.  We expect to commence vertical construction for the 419,806 rentable square feet West Tower project in the fourth quarter of 2012.

ALEXANDRIA CENTERTM FOR SCIENCE AND TECHNOLOGY – MISSION BAY	ALEXANDRIA CENTERTM AT KENDALL SQUARE

The Alexandria Center™ for Science and Technology – Mission Bay will consist of up to seven high-quality facilities aggregating approximately 1.3 million rentable square feet.  We currently have five buildings aggregating approximately 760,000 rentable square feet leased to FibroGen, Inc., Celgene Corporation, Pfizer Inc., Bayer AG, Nektar Therapeutics, Inc., and UCSF as well as other top-tier life science entities, 223,000 rentable square feet undergoing development, and future potential buildings aggregating approximately 290,000 rentable square feet.

Alexandria owns and operates approximately 2.4 million rentable square feet in Cambridge, including 1.2 million rentable square feet at Cambridge’s flagship destination for life science, Alexandria’s Technology Square.  The Alexandria Center™ at Kendall Square represents five future ground-up, build-to-suit life science laboratory developments aggregating 1.9 million rentable square feet, including a 303,000 rentable square feet build-to-suit project for Biogen Idec Inc. currently undergoing ground-up development.

Legend	Completed	Under development/redevelopment	Future development

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2012	23

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Investments in Real Estate

September 30, 2012

(Tabular dollar amounts in thousands, except per square foot amounts)

(Unaudited)

Summary of investments in real estate

	September 30, 2012			June 30, 2012
	Book Value	Square Feet	Cost per Square Foot	Book Value	Square Feet	Cost per Square Foot
Land (related to rental properties)	$506,823			$520,593
Buildings and building improvements	4,682,998			4,600,499
Other improvements	184,301			184,209
Rental properties	5,374,122	14,429,902	$372	5,305,301	14,354,168	$370
Less: accumulated depreciation	(854,332)			(822,369)
Rental properties, net	4,519,790			4,482,932

Construction in progress (“CIP”)/current value-added projects:
Active development in North America	304,619	887,256	343	290,289	954,702	304
Active redevelopment in North America	277,506	590,526	470	275,086	812,505	339
Generic infrastructure/building improvement projects in North America	72,739	–	–	80,877	–	–
Active development and redevelopment in Asia	95,301	731,037	130	97,744	800,851	122
	750,165	2,208,819	340	743,996	2,568,058	290

Subtotal	5,269,955	16,638,721	317	5,226,928	16,922,226	309

Land/future value-added projects:
Land held for future development in North America	326,932	5,451,000	60	324,586	5,620,000	58
Land undergoing preconstruction activities (additional CIP) in North America	597,631	2,370,000	252	569,805	2,350,000	242
Land held for future development/land undergoing preconstruction activities (additional CIP) in Asia	78,511	6,789,000	12	60,161	6,700,000	9
	1,003,074	14,610,000	69	954,552	14,670,000	65

Investment in unconsolidated real estate entity	26,998	414,000	65	26,874	414,000	65
Investments in real estate, net	6,300,027	31,662,721	$199	6,208,354	32,006,226	$194
Add: accumulated depreciation	854,332			822,369
Gross investments in real estate (1)	$7,154,359	31,662,721		$7,030,723	32,006,226

(1)       In addition to assets included in our gross investments in real estate, we hold options/rights for parcels supporting the future ground-up development of approximately 385,000 rentable square feet in Alexandria Center™ for Life Science – New York City related to an option under our ground lease.

Non-income-producing real estate assets as a percentage of gross investments in real estate

As of September 30, 2012, our active development and redevelopment projects represent 11% of gross investments in real estate, a significant amount of which is pre-leased and expected to be delivered over the next one to five quarters.  Land undergoing preconstruction activities represents 9% of gross investment in real estate.  The two largest projects included in land undergoing preconstruction consist of our 1.6 million developable square feet at Alexandria Center™ at Kendall Square in East Cambridge, Massachusetts, and our 419,806 developable square feet site for the West Tower at Alexandria Center™ for Life Science – New York City.  Land held for future development represent 5% of our non-income producing assets.  Over the next few years, we may also identify certain land parcels for potential sale.  Over time, our goal is to reduce non-income-producing assets to 15% or less of our gross investments in real estate.

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2012	24

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Development and Redevelopment Projects in North America
September 30, 2012

(Tabular dollar amounts in thousands)

 (Unaudited)

	Project RSF			Leased Status RSF					Investment							Initial Stabilized		Project
Market – Submarket/	In							% Leased/	September 30, 2012		To Complete				Total at	Yield (1)		Start	Occupancy	Stabilization
Property	Service	CIP	Total	Leased	Negotiating	Marketing	Total	Negotiating	In Service	CIP	2012		Thereafter		Completion	Cash	GAAP	Date	Date	Date
Development projects in North America
Greater Boston – Cambridge
225 Binney Street	–	303,143	303,143	303,143	–	–	303,143	100%	$–	$84,163	$8,788		$87,322		$180,273	7.5%	8.1%	4Q11	4Q13	4Q13

San Francisco Bay – Mission Bay
499 Illinois Street (2)	–	222,780	222,780	–	–	222,780	222,780	–	$–	$111,219	$2,867		$39,123		$153,209	6.4%	7.2%	2Q11	2Q14	1Q15

San Francisco Bay – South SF
259 East Grand Avenue (3)	–	170,618	170,618	170,618	–	–	170,618	100%	$–	$45,226	$13,498	(3)	$22,137	(3)	$80,861	7.8–8.2%	7.8–8.2%	1Q12	4Q12	4Q12
400/450 East Jamie Court	99,694	63,342	163,036	127,732	–	35,304	163,036	78%	$58,481	$39,340	$5,962		$9,230		$113,013	4.2%	4.3%	4Q06	3Q11	2Q13
Other - 400/450 East Jamie Court (4)									$20,659	$(20,659)

San Diego – University Town Center
5200 Illumina Way	–	127,373	127,373	127,373	–	–	127,373	100%	$–	$45,330	$2,229		$1,741		$49,300	7.0%	10.8%	4Q10	4Q12	4Q12
Development projects in North America	99,694	887,256	986,950	728,866	–	258,084	986,950	74%	$79,140	$304,619	$33,344		$159,553		$576,656

Redevelopment projects in North America
Greater Boston – Cambridge
400 Technology Square	–	212,123	212,123	169,939	–	42,184	212,123	80%	$–	$111,297	$15,891		$17,500		$144,688	8.1%	8.9%	4Q11	4Q12	4Q13

Seattle – Lake Union
1551 Eastlake Avenue	65,342	52,141	117,483	74,914	8,000	34,569	117,483	71%	$36,148	$20,366	$2,730		$4,766		$64,010	6.7%	6.7%	4Q11	4Q11	4Q13

Suburban and other redevelopment projects	18,461	326,262	344,723	211,388	55,270	78,065	344,723	77%	$11,840	$151,650	$7,504		$37,590		$208,584
Other – suburban and other redevelopment projects (4)									$5,807	$(5,807)
Redevelopment projects in North America	83,803	590,526	674,329	456,241	63,270	154,818	674,329	77%	$53,795	$277,506	$26,125		$59,856		$417,282

Total development and redevelopment projects in North America	183,497	1,477,782	1,661,279	1,185,107	63,270	412,902	1,661,279	75%	$132,935	$582,125	$59,469		$219,409		$993,938

(1)

As of September 30, 2012, 96% of our overall leases contained annual rent escalations that were either fixed or based on a consumer price index or another index. Our Initial Stabilized Yield on a cash basis reflects cash rents upon stabilization and does not reflect contractual rent escalations beyond the stabilization date. We expect, on average, our contractual cash rents related to our value-added projects to increase over time.

(2)

The cash and GAAP Initial Stabilized Yields related to the development of 499 Illinois Street declined by approximately 0.3% and 0.2%, respectively, to allow for a slightly longer absorption period. Despite this change, we still expect to achieve overall yields for the entire project (including the occupied portion of 409 Illinois) within our original expectations of 6.5%-7.0% and 7.2%-7.6% for cash and GAAP, respectively.

(3)	Funding for this project will be provided primarily by the $55 million secured construction loan we closed in June 2012.
(4)

As of the period end, some portion of the real estate basis associated with the rentable square feet under development or redevelopment was classified as in service because activities necessary to prepare the asset for its intended use were no longer in process. In the near future, we anticipate recommencing activities necessary to prepare the asset for its intended use upon execution of leasing and final decisions related to design of each space.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Investment in Unconsolidated Real Estate Entity and Future Value-Added Projects in North America
September 30, 2012

(Tabular dollar amounts in thousands)

(Unaudited)

Investment in unconsolidated real estate entity

In March 2012, we contributed our 55% ownership interest in a land parcel supporting a future building with 414,000 rentable square feet in the Longwood Medical Area of the Greater Boston market to a newly formed joint venture (the “Restated JV”) with National Development and Charles River Realty Investors, and admitted as a 50% member, Clarion Partners, LLC, resulting in a reduction of our ownership interest from 55% to 27.5%.  The transfer of one-half of our 55% ownership interest in this real estate venture to Clarion Partners, LLC, was accounted for as an in-substance partial sale of an interest in the underlying real estate.  Upon formation of the Restated JV, the existing $38.4 million secured loan was refinanced with a seven-year (including two one-year extension options) non-recourse $213 million secured construction loan with initial loan proceeds of $50 million.  As of September 30, 2012, the outstanding balance on the construction loan was $56.4 million.  We do not expect our share of capital contributions through the completion of the project to exceed the approximate $22.3 million in net proceeds received in this transaction.  Construction of this $350 million project commenced in April 2012.  The initial occupancy date for this project is expected in the fourth quarter of 2014, the project is 37% pre-leased to Dana-Farber Cancer Institute, Inc.  In addition, Dana-Farber Cancer Institute, Inc. has an option to lease an additional two floors approximating 99,000 rentable square feet, or 24% of the total rentable square feet of the project.  We expect to earn development and other fees of approximately $3.5 million through 2015, and recurring annual property management fees thereafter, from this project.  As of September 30, 2012, key information regarding the unconsolidated real estate entity in the Greater Boston market was as follows:

360 Longwood Avenue, Greater Boston
Our	Total Venture	Current				Unlevered Initial		Total Venture	Venture Debt	Debt	Our Equity
Ownership	Costs at	Venture	Project	Percentage	Stabilization	Stabilized Yield		Debt	Outstanding	Available	Investment
Percentage	Completion	CIP	RSF	Leased	Date	Cash	GAAP	Commitment (1)	as of 9/30/12	as of 9/30/12	as of 9/30/12 (2)
27.5%	$350,000	$126,833	414,000	37% (3)	2016	8.1-8.5%	8.7-9.1%	$213,200	$56,411	$156,789	$26,998

(1)             Total joint venture loan commitment is comprised of borrowings up to $175.2 million which bears interest at fixed interest rate of 5.25%, and additional borrowings up to $38 million that bears interest at LIBOR plus 3.75% with a floor of 5.25%, which will be used to fund tenant improvements, leasing commissions, and other related expenses.  The joint venture has entered into an interest rate hedge agreement to cap LIBOR at a maximum of 3.50%.  The notes carry a maturity date of April 1, 2019, assuming the joint venture exercises its option to extend the stated maturity date of April 1, 2017, by one year, twice.

(2)             We expect to reinvest $18.3 million of the $22.3 million received in March 2012 from sale of a portion of our interest in the land parcel.

(3)             Dana-Farber Cancer Institute, Inc. has an option to lease an additional two floors approximating 99,000 rentable square feet, or 24% of the total rentable square feet of the project.

Future value-added projects in North America

The following table summarizes the components of our future value-added developable square footage in North America as of September 30, 2012:

Market	Land Undergoing Preconstruction Activities (additional CIP)		Land Held for Future Development	Total Land (1)	Future Redevelopment (2)

Greater Boston	1,589,000	(3)	155,000	1,744,000	119,000

San Francisco Bay - Mission Bay	-		290,000	290,000	-

San Francisco Bay - South San Francisco	-		1,024,000	1,024,000	40,000

San Diego	255,000	(4)	522,000	777,000	264,000

Greater NYC	420,000	(1) (5)	-	420,000	-

Suburban Washington, D.C.	-		1,274,000	1,274,000	416,000

Seattle	106,000	(6)	959,000	1,065,000	82,000

Other markets	-		1,085,000	1,085,000	105,000

Canada	-		142,000	142,000	-

Total future value-added projects in North America	2,370,000		5,451,000	7,821,000	1,026,000

(1)             In addition to assets included in our gross investment in real estate, we hold options/rights for parcels supporting the future ground-up development of approximately 385,000 rentable square feet in Alexandria Center™ for Life Science – New York City related to an option under our ground lease.

(2)             Our asset base also includes non-laboratory space (office, warehouse, and industrial space) identified for future conversion into life science laboratory space through redevelopment.  These spaces are classified in investments in real estate, net, in the condensed consolidated balance sheets.

(3)             Represents preconstruction related to four future ground-up development projects aggregating 1.6 million rentable square feet related to The Alexandria Center™ at Kendall Square.

(4)             Represents preconstruction related to a future development site for 205,000 rentable square feet in Torrey Pines.  This site also contains a parking structure and other improvements.  Additionally, this also includes a future development site for 50,000 rentable square feet in University Town Center.

(5)             Represents preconstruction related to a future ground-up development project for 419,806 rentable square feet for the West Tower of the Alexandria Center™ for Life Science – New York City.  Our investment to date includes costs related to steel, curtain wall, foundation, and underground parking garage.

(6)             Represents preconstruction related to a future ground-up development project for 106,000 rentable square feet in Lake Union.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Capital Expenditures
September 30, 2012

(Unaudited)

Construction spending - actuals	Nine Months Ended September 30, 2012 (in thousands)
Development projects in North America	$135,914
Redevelopment projects in North America	145,042
Preconstruction	57,418
Generic infrastructure/building improvement projects in North America (1)	73,387
Development and redevelopment projects in Asia	17,067
Total construction spending (2)	$428,828

Construction spending - projection	Three Months Ended December 31, 2012 (in thousands)	Year Ended December 31, 2013 (in thousands)	Thereafter (in thousands)
Active development projects in North America	$33,344	$122,582	$36,971
Active redevelopment projects in North America	26,125	59,720	136
Preconstruction	26,609	84,475	TBD	(3)
Generic infrastructure/building improvement projects in North America	43,484	67,872	TBD	(3)
Future projected construction projects (4)	27,612	250,000 - 300,000	TBD	(3)
Development and redevelopment projects in Asia	10,173	30,258	17,060
Total construction spending (2)	$167,347	$614,907 - 664,907	$54,167

(1)             Includes revenue-enhancing projects and amounts shown in the table below related to non-incremental revenue-enhancing capital expenditures.

(2)             Amounts include indirect project costs, including interest, property taxes, insurance, and payroll costs.

(3)             Estimated spending beyond 2013 related to preconstruction, generic infrastructure improvements, major capital spending, and projected construction projects will be determined at a future date and is contingent upon many factors.

(4)             Includes future ground-up development related to the West Tower of the Alexandria Center™ for Life Science – New York City.  Also, includes future redevelopment projects in North America at 1616 Eastlake Avenue, 2625/2627/2631 Hanover Street, 3033 Science Park Road, 4757 Nexus Center Drive, 5 Research Court, and 6175 Nancy Ridge Drive.

The table below shows the average per square foot property-related non-incremental revenue-enhancing capital expenditures, tenant improvements, and leasing costs (excluding capital expenditures and tenant improvements that are recoverable from client tenants, revenue-enhancing, or related to properties that have undergone redevelopment).

Nine Months Ended
Non-incremental revenue-enhancing capital expenditures (1):	September 30, 2012
Major capital expenditures	$182,247
Other building improvements	$1,556,346
Square feet in asset base	13,962,954
Per square foot:
Major capital expenditures	$0.01
Other building improvements	$0.11
Tenant improvements and leasing costs:
Re-tenanted space (2)
Tenant improvements and leasing costs	$2,576,059
Re-tenanted square feet	268,083
Per square foot	$9.61
Renewal space
Tenant improvements and leasing costs	$3,434,682
Renewal square feet	892,966
Per square foot	$3.85

(1)             Major capital expenditures typically consist of significant improvements such as roof and HVAC systems replacements.  Other building improvements exclude major capital expenditures.

(2)             Excludes space that has undergone redevelopment before re-tenanting.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Real Estate Investment in Asia
September 30, 2012

(Tabular dollar amounts in thousands, except per square foot amounts)

(Unaudited)

Property listing

								Occupancy Percentage
	Rentable Square Feet				Number of	Annualized			Operating and
Country	Operating	Development	Redevelopment	Total	Properties	Base Rent		Operating	Redevelopment
China
China	299,484	-	-	299,484	1	$442	(1)	46.7%	46.7%
China	-	309,476	-	309,476	1	-		N/A	N/A
Total China	299,484	309,476	-	608,960	2	$442		46.7%	46.7%

India
India	33,698	-	-	33,698	1	$328		69.4%	69.4%
India	143,260	-	-	143,260	1	2,554		86.5	86.5
India	-	134,500	-	134,500	1	-		N/A	N/A
India	-	175,000	-	175,000	1	-		N/A	N/A
India	29,546	-	67,401	96,947	1	332		100.0	30.5
India	-	-	44,660	44,660	1	-		N/A	-
India	86,200	-	-	86,200	1	932		100.0	100.0
Total India	292,704	309,500	112,061	714,265	7	$4,146		89.9%	65.0%
Total Asia	592,188	618,976	112,061	1,323,225	9	$4,588		68.1%	57.2%

(1)             Represents annualized base rent for non-laboratory use.

Summary of investments in real estate

	September 30, 2012
	Book Value	Square Feet	Cost per Square Foot
Rental properties, net, in China	$21,435	299,484	$72
Rental properties, net, in India	31,191	292,704	107

CIP/current value-added projects:
Active development in China	56,098	309,476	181
Active development in India	26,337	309,500	85
Active redevelopment projects in India	12,866	112,061	115
	95,301	731,037	130

Land held for future development/land undergoing preconstruction activities (additional CIP) - India	78,511	6,789,000	12
Total investments in real estate, net, in Asia	$226,438	8,112,225	$28

Active development and redevelopment

	Project RSF			Leased Status RSF					Investment
	In							Leased/	September 30, 2012		To Complete		Total at
Description	Service	CIP	Total	Leased	Negotiating	Marketing	Total	Negotiating %	In Service	CIP	2012	Thereafter	Completion
China development project	-	309,476	309,476	-	-	309,476	309,476	-%	$-	$56,098	$1,767	$24,435	$82,300
India development projects	-	309,500	309,500	-	-	309,500	309,500	-%	-	26,337	7,939	17,509	51,785
India redevelopment projects	29,546	112,061	141,607	29,546	44,660	67,401	141,607	52%	3,729	12,866	4,774	1,340	22,709
Total active development and redevelopment in Asia	29,546	731,037	760,583						$3,729	$95,301	$14,480	$43,284	$156,794

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Credit Metrics

September 30, 2012

(Unaudited)

Net Debt/Adjusted EBITDA	Fixed Charge Coverage Ratio

Net Debt to Gross Assets (Excluding Cash and Restricted Cash)	Interest Coverage Ratio

Unencumbered NOI as a % of Total NOI	Unencumbered Assets Gross Book Value as a % of Gross Assets

Liquidity	Unhedged Variable Rate Debt as a % of Total Debt

(1)    Periods represent quarter annualized metrics.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Debt
September 30, 2012
(Tabular dollar amounts in thousands)

(Unaudited)

Fixed rate/hedged and unhedged variable rate debt

	Fixed Rate/Hedged Variable Rate	Unhedged Variable Rate	Total Consolidated	Percentage of Total	Weighted Average Interest Rate at End of Period (1)	Weighted Average Remaining Term (Years)
Secured notes payable (2)	$640,815	$78,535	$719,350	23.7%	5.76%	3.2
Unsecured senior notes payable (2)	549,794	-	549,794	18.1	4.61	9.5
Unsecured senior line of credit (3)	50,000	363,000	413,000	13.6	1.46	4.6
2016 Unsecured Senior Bank Term Loan (4)	750,000	-	750,000	24.8	3.12	3.8
2017 Unsecured Senior Bank Term Loan (5)	600,000	-	600,000	19.8	3.84	4.3
Total debt	$2,590,609	$441,535	$3,032,144	100.0%	3.93%	4.9
Percentage of total debt	85%	15%	100%

(1)             Represents the contractual interest rate as of the end of the period plus the impact of debt premiums/discounts and our interest rate hedge agreements.  The weighted average interest rate excludes bank fees and amortization of loan fees.

(2)             Represents amounts net of unamortized premiums/discounts.

(3)             Total commitments available for borrowing aggregate $1.5 billion under our unsecured senior line of credit.  As of September 30, 2012, we had approximately $1.1 billion available for borrowings under our unsecured senior line of credit.  Weighted average remaining term assumes we exercise our sole option to extend the stated maturity date of April 30, 2016, by six months, twice, to April 30, 2017.

(4)             Assumes we exercise our sole option to extend the stated maturity date of June 30, 2015, by one year, to June 30, 2016.

(5)             Assumes we exercise our sole option to extend the stated maturity date of January 31, 2016, by one year, to January 31, 2017.

Debt maturities

Debt	Stated Rate	Effective Interest Rate (1)	Maturity Date		2012	2013	2014	2015	2016	Thereafter	Total
Secured notes payable
San Diego	6.21%	6.21%	3/1/13		$78	$7,934	$-	$-	$-	$-	$8,012
Suburban Washington, D.C.	6.36	6.36	9/1/13		135	26,093	-	-	-	-	26,228
San Francisco Bay	6.14	6.14	11/16/13		-	7,527	-	-	-	-	7,527
Greater Boston	5.26	5.59	4/1/14		929	3,839	208,683	-	-	-	213,451
Suburban Washington, D.C.	2.33	2.33	4/20/14		-	-	76,000	-	-	-	76,000
San Diego	6.05	4.88	7/1/14		22	142	6,458	-	-	-	6,622
San Diego	5.39	4.00	11/1/14		29	177	7,495	-	-	-	7,701
Seattle	6.00 (2)	6.00	11/18/14		60	240	240	-	-	-	540
Suburban Washington, D.C.	5.64	4.50	6/1/15		21	130	138	5,788	-	-	6,077
San Francisco Bay	LIBOR+1.50	1.74	7/1/15	(3)	-	-	-	1,995	-	-	1,995
Greater Boston, San Francisco Bay, and San Diego	5.73	5.73	1/1/16		393	1,616	1,713	1,816	75,501	-	81,039
Greater Boston, San Diego, and Greater NYC	5.82	5.82	4/1/16		208	878	931	988	29,389	-	32,394
San Francisco Bay	6.35	6.35	8/1/16		542	2,332	2,487	2,652	126,715	-	134,728
San Diego, Suburban Washington, D.C., and Seattle	7.75	7.75	4/1/20		320	1,345	1,453	1,570	1,696	110,301	116,685
San Francisco Bay	6.50	6.50	6/1/37		4	16	17	17	19	801	874
Average/Total	5.70%	5.76			2,741	52,269	305,615	14,826	233,320	111,102	719,873

$1.5 Billion unsecured senior line of credit	LIBOR+1.20% (4)	1.46	4/30/17	(5)	-	-	-	-	-	413,000	413,000

2016 Unsecured Senior Bank Term Loan	LIBOR+1.75%	3.12	6/30/16	(6)	-	-	-	-	750,000	-	750,000
2017 Unsecured Senior Bank Term Loan	LIBOR+1.50%	3.84	1/31/17	(7)	-	-	-	-	-	600,000	600,000

Unsecured senior notes payable (8)	4.60%	4.61	4/1/22		-	-	250	-	-	550,000	550,250
Average/Subtotal		3.93			2,741	52,269	305,865	14,826	983,320	1,674,102	3,033,123
Unamortized discounts		-			(112)	(464)	(78)	(12)	(44)	(269)	(979)
Average/Total		3.93%			$2,629	$51,805	$305,787	$14,814	$983,276	$1,673,833	$3,032,144

Balloon payments					$-	$41,165	$297,330	$7,723	$980,029	$1,666,791	$2,993,038
Principal amortization					2,629	10,640	8,457	7,091	3,247	7,042	39,106
Total consolidated debt					$2,629	$51,805	$305,787	$14,814	$983,276	$1,673,833	$3,032,144

Fixed rate/hedged variable rate debt					$2,569	$51,565	$229,547	$12,819	$983,276	$1,310,833	$2,590,609
Unhedged variable rate debt					60	240	76,240	1,995	-	363,000	441,535
Total consolidated debt					$2,629	$51,805	$305,787	$14,814	$983,276	$1,673,833	$3,032,144

(1)             Represents the contractual interest rate as of the end of the period plus the impact of debt premiums/discounts and our interest rate hedge agreements.  The weighted average interest rate excludes bank fees and amortization of loan fees.

(2)             Represents a loan assumed with the acquisition of a property.  The interest rate is based upon 10 year U.S. treasury bills plus 3%, with a floor of 6% and a ceiling of 8.5%.

(3)             We have an option to extend the stated maturity date of July 1, 2015, by one year, twice, to July 1, 2017.

(4)             In addition to the stated rate, we are subject to an annual facility fee of 0.25%.

(5)             Assumes we exercise our sole option to extend the stated maturity date of April 30, 2016, by six months, twice, to April 30, 2017.

(6)             Assumes we exercise our sole option to extend the stated maturity date of June 30, 2015, by one year, to June 30, 2016.

(7)             Assumes we exercise our sole option to extend the stated maturity date of January 31, 2016, by one year, to January 31, 2017.

(8)             Includes $550 million of our 4.60% unsecured senior notes payable due in April 2022, and $250,000 of our 8.00% unsecured senior convertible notes payable with a maturity date of April 15, 2014.

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Summary of Debt
September 30, 2012

(Tabular dollar amounts in thousands)
(Unaudited)

Debt covenants

	Unsecured Senior Notes Payable		Unsecured Senior Line of Credit and Unsecured Senior Bank Term Loans
Debt Covenant Ratios	Requirement	Actual (1)	Requirement	Actual (1)
Total Debt to Total Assets (2)	< 60%	39%	< 60.0% (3)	36%

Consolidated EBITDA to Interest Expense (4)	> 1.5x	5.9x	> 1.50x	2.5x

Unencumbered Total Asset Value to Unsecured Debt	> 150%	259%	N/A	N/A

Secured Debt to Total Assets (5)	< 40%	9%	< 40.0% (3)	8%

Unsecured Leverage Ratio	N/A	N/A	< 60.0% (3)	40%

Unsecured Interest Coverage Ratio	N/A	N/A	> 1.75x	7.8x

(1)             Actual covenants are calculated pursuant to the specific terms of each agreement.

(2)             Under the unsecured senior line of credit and unsecured senior bank term loans, this ratio is referred to as the Leverage Ratio.

(3)             These ratios may increase by an additional 5% in connection with a Material Acquisition, as defined, for up to four quarters.

(4)             Under the unsecured senior line of credit and unsecured senior bank term loans, this ratio is referred to as the Fixed Charge Coverage Ratio.

(5)             Under the unsecured senior line of credit and unsecured senior bank term loans, this ratio is referred to as the Secured Debt Ratio.

Summary of interest rate hedge agreements

					Notional Amount in Effect as of
Transaction Date	Effective Date	Termination Date	Interest Pay Rate (1)	Fair Value as of September 30, 2012	September 30, 2012	December 31, 2012	December 31, 2013	December 31, 2014
December 2006	December 29, 2006	March 31, 2014	4.990%	$(3,614)	$50,000	$50,000	$50,000	$-
October 2007	October 31, 2007	September 30, 2013	4.642%	(2,251)	50,000	50,000	-	-
October 2007	July 1, 2008	March 31, 2013	4.622%	(555)	25,000	25,000	-	-
October 2007	July 1, 2008	March 31, 2013	4.625%	(555)	25,000	25,000	-	-
December 2006	November 30, 2009	March 31, 2014	5.015%	(5,449)	75,000	75,000	75,000	-
December 2006	November 30, 2009	March 31, 2014	5.023%	(5,458)	75,000	75,000	75,000	-
December 2006	December 31, 2010	October 31, 2012	5.015%	(440)	100,000	-	-	-
December 2011	December 30, 2011	December 31, 2012	0.480%	(180)	250,000	250,000	-	-
December 2011	December 30, 2011	December 31, 2012	0.480%	(180)	250,000	250,000	-	-
December 2011	December 30, 2011	December 31, 2012	0.480%	(90)	125,000	125,000	-	-
December 2011	December 30, 2011	December 31, 2012	0.480%	(90)	125,000	125,000	-	-
December 2011	December 30, 2011	December 31, 2012	0.495%	(95)	125,000	125,000	-	-
December 2011	December 30, 2011	December 31, 2012	0.508%	(99)	125,000	125,000	-	-
December 2011	December 31, 2012	December 31, 2013	0.640%	(1,041)	–	-	250,000	-
December 2011	December 31, 2012	December 31, 2013	0.640%	(1,041)	-	-	250,000	-
December 2011	December 31, 2012	December 31, 2013	0.644%	(526)	-	-	125,000	-
December 2011	December 31, 2012	December 31, 2013	0.644%	(526)	-	-	125,000	-
December 2011	December 31, 2013	December 31, 2014	0.977%	(1,574)	-	-	-	250,000
December 2011	December 31, 2013	December 31, 2014	0.976%	(1,572)	-	-	-	250,000
Total				$(25,336)	$1,400,000	$1,300,000	$950,000	$500,000

(1)             In addition to the interest pay rate, borrowings outstanding under our unsecured senior line of credit and unsecured senior bank term loans include an applicable margin currently ranging from 1.20% to 1.75%.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Definitions and Other Information

September 30, 2012

(Tabular dollar amounts in thousands)

(Unaudited)

This section contains additional information for sections throughout this supplemental information package as well as explanations of certain non-GAAP financial measures and the reasons why we use these supplemental measures of performance.  Additional detail can be found in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.

Adjusted EBITDA and Adjusted EBITDA margins

EBITDA represents earnings before interest, taxes, depreciation, and amortization (“EBITDA”), a non-GAAP financial measure, and is used by us and others as a supplemental measure of performance.  We use adjusted EBITDA (“Adjusted EBITDA”) to assess the performance of our core operations, for financial and operational decision making, and as a supplemental or additional means of evaluating period-to-period comparisons on a consistent basis.  Adjusted EBITDA also serves as a proxy for a component of a financial covenant under certain of our debt obligations.  Adjusted EBITDA is calculated as EBITDA excluding net stock compensation expense, gains or losses on early extinguishment of debt, gains or losses on sales of land parcels, gains or losses on sales of real estate, and impairments of real estate.  We believe Adjusted EBITDA provides investors relevant and useful information because it permits investors to view income from our operations on an unleveraged basis before the effects of taxes, non-cash depreciation and amortization, net stock compensation expense, gains or losses on early extinguishment of debt, gains or losses on sales of land parcels, gains or losses on sales of real estate, and impairments of real estate.  By excluding interest expense, EBITDA and Adjusted EBITDA allow investors to measure our performance independent of our capital structure and indebtedness and, therefore, allow for a more meaningful comparison of our performance to that of other companies, both in the real estate industry and in other industries.  We believe that excluding non-cash charges related to stock-based compensation facilitates a comparison of our operations across periods and among other equity REITs without the variances caused by different valuation methodologies, the volatility of the expense (which depends on market forces outside our control), and the assumptions and the variety of award types that a company can use.  We believe that adjusting for the effects of gains or losses on early extinguishment of debt, gains or losses on sales of land parcels, gains or losses on sales of real estate, and impairments of real estate provides useful information by excluding certain items that are not representative of our core operating results.  These items are not related to core operations, not dependent upon historical costs, and not subject to judgmental valuation inputs and the timing of our decisions.  EBITDA and Adjusted EBITDA have limitations as measures of our performance. EBITDA and Adjusted EBITDA do not reflect our historical cash expenditures or future cash requirements for capital expenditures or contractual commitments.  While EBITDA and Adjusted EBITDA are relevant and widely used measures of performance, they do not represent net income or cash flow from operations as defined by GAAP, and they should not be considered as alternatives to those indicators in evaluating performance or liquidity.  Further, our computation of EBITDA and Adjusted EBITDA may not be comparable to similar measures reported by other companies.

The following table reconciles net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to EBITDA and Adjusted EBITDA:

	Three Months Ended					Nine Months Ended
	9/30/12	6/30/12	3/31/12	12/31/11	9/30/11	9/30/12	9/30/11
Net income	$18,305	$25,641	$32,775	$35,462	$32,995	$76,721	$99,931
Interest expense – continuing operations	17,094	17,922	16,227	14,757	14,273	51,243	48,621
Interest expense – discontinued operations	–	–	–	–	–	–	65
Depreciation and amortization – continuing operations	47,176	51,276	42,326	39,762	38,747	140,778	113,326
Depreciation and amortization – discontinued operations	997	1,079	1,079	1,204	1,243	3,155	3,734
EBITDA	83,572	95,918	92,407	91,185	87,258	271,897	265,677
Stock compensation expense	3,845	3,274	3,293	3,306	3,344	10,412	8,449
Loss on early extinguishment of debt	–	1,602	623	–	2,742	2,225	6,485
Gain on sale of land parcel	–	–	(1,864)	–	(46)	(1,864)	(46)
Gain on sale of real estate	(1,562)	(2)	–	–	–	(1,564)	–
Impairment of real estate	9,799	–	–	–	994	9,799	994
Adjusted EBITDA	$95,654	$100,792	$94,459	$94,491	$94,292	$290,905	$281,559

Total revenues	$145,455	$148,016	$138,432	$139,249	$138,054	$431,903	$408,980
Adjusted EBITDA margins	66%	68%	68%	68%	68%	67%	69%

Adjusted funds from operations

AFFO is a non-GAAP financial measure that we use as a supplemental measure of our performance.  We compute AFFO by adding to or deducting from FFO, as adjusted: (1) non-incremental revenue-enhancing capital expenditures, tenant improvements, and leasing commissions (excludes redevelopment expenditures); (2) effects of straight-line rent and straight-line rent on ground leases; (3) capitalized income from development projects; (4) amortization of acquired above and below market leases, loan fees, and debt premiums/discounts; (5) non-cash compensation expense; and (6) allocation of AFFO attributable to unvested restricted stock awards.

We believe that AFFO is a useful supplemental performance measure because it further adjusts to: (1) deduct certain expenditures that, although capitalized and included in depreciation expense, do not enhance the revenue or cash flows of our properties; (2) eliminate the effect of straight-lining our rental income and capitalizing income from development projects in order to reflect the actual amount of contractual rents due in the period presented; and (3) eliminate the effect of non-cash items that are not indicative of our core operations and do not actually reduce the amount of cash generated by our operations.  We believe that eliminating the effect of non-cash charges related to stock-based compensation facilitates a comparison of our operations across periods and among other equity REITs without the variances caused by different valuation methodologies, the volatility of the expense (which depends on market forces outside our control), and the assumptions and the variety of award types that a company can use.  We believe that AFFO provides useful information by excluding certain items that are not representative of our core operating results because such items are dependent upon historical costs or subject to judgmental valuation inputs and the timing of our decisions.

AFFO is not intended to represent cash flow for the period, and is only intended to provide an additional measure of performance.  We believe that net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders is the most directly comparable GAAP financial measure to AFFO.  We believe that AFFO is a widely recognized measure of the operations of equity REITs, and presenting AFFO will enable investors to assess our performance in comparison to other equity REITs.  However, other equity REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to AFFO calculated by other equity REITs.  AFFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Definitions and Other Information

September 30, 2012

(Unaudited)

Annualized base rent

Annualized base rent means the annualized fixed base rental amount in effect as of the end of the period, related to our operating rentable square feet (using rental revenue computed on a straight-line basis in accordance with GAAP).

Capitalized interest

A key component of our business model is our value-added development and redevelopment programs.  These programs are focused on providing high-quality generic life science laboratory space to meet the real estate requirements of and are reusable by various life science industry client tenants.  Upon completion, each value-added project is expected to generate significant revenues and cash flows.  Our development and redevelopment projects are generally in locations that are highly desirable to life science entities which we believe results in higher occupancy levels, longer lease terms, and higher rental income and returns.  Development projects consist of the ground-up development of generic life science laboratory facilities.  Redevelopment projects consist of the permanent change in use of office, warehouse, and shell space into generic life science laboratory space, including the conversion of single-tenancy space to multi-tenancy space or vice versa.  We also have certain significant value-added projects undergoing important and substantial preconstruction activities to bring these assets to their intended use.  These critical activities add significant value and are required for the construction of buildings. The projects will provide high-quality facilities for the life science industry and are expected to generate significant revenue and cash flows for the Company.  In accordance with GAAP, we capitalize project costs clearly related to the construction, development, and redevelopment as a cost of the project. Indirect project costs such as construction administration, legal fees, and office costs that clearly relate to projects under construction, development, and redevelopment are also capitalized as a cost of the project.  We capitalize project costs only during periods in which activities necessary to prepare an asset for its intended use are in progress.  We also capitalize interest cost as a cost of the project only during the period for which activities necessary to prepare an asset for its intended use are ongoing, provided that expenditures for the asset have been made and interest cost is incurred.  Additionally, should activities necessary to prepare an asset for its intended use cease, interest, taxes, insurance, and certain other direct project costs related to these assets would be expensed as incurred.

Cash interest

Cash interest is equal to interest expense calculated in accordance with GAAP, plus capitalized interest, less amortization of loan fees, and amortization of debt premiums/discounts.

Construction in progress/current value-added projects

Active development/active redevelopment projects

A key component of our business model is our value-added development and redevelopment programs.  These programs are focused on providing high-quality, generic, and reusable life science laboratory space to meet the real estate requirements of a wide range of clients in the life science industry.  Upon completion, each value-added project is expected to generate significant revenues and cash flows.  Our development and redevelopment projects are generally in locations that are highly desirable to life science entities, which we believe results in higher occupancy levels, longer lease terms, and higher rental income and returns.  Development projects consist of the ground-up development of generic and reusable life science laboratory facilities.  We generally will not commence new development projects for aboveground vertical construction of new life science laboratory space without first securing pre-leasing for such space except when there is significant market demand for high-quality laboratory facilities.  Redevelopment projects consist of the permanent change in use of office, warehouse, and shell space into generic life science laboratory space, including the conversion of single-tenancy space to multi-tenancy space or vice versa.

Generic infrastructure/building improvement projects

Generic infrastructure/building improvement projects include revenue-enhancing capital spending, non-incremental revenue-enhancing capital expenditures, and tenant improvements.

Dividend payout ratio

Dividend payout ratio (common stock) is the ratio of the absolute dollar amount of dividends on our common stock (shares of common stock outstanding on the respective record date multiplied by the related dividend per share) to FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders on a diluted basis, as adjusted.

Dividend yield

Dividend yield for the quarter represents the annualized quarter dividend divided by the closing common stock price at the end of the quarter.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Definitions and Other Information

September 30, 2012

(Tabular dollar amounts in thousands)

(Unaudited)

EBITDA

See Adjusted EBITDA and Adjusted EBITDA margins

Fixed charge coverage ratio

The fixed charge coverage ratio is useful to investors as a supplemental measure of our ability to satisfy fixed financing obligations and dividends on preferred stock.  The following table presents a reconciliation of interest expense, the most directly comparable GAAP financial measure to cash interest and fixed charges:

	Three Months Ended
	9/30/12	6/30/12	3/31/12	12/31/11	9/30/11
Adjusted EBITDA	$95,654	$100,792	$94,459	$94,491	$94,292

Interest expense – continuing operations	$17,094	$17,922	$16,227	$14,757	$14,273
Interest expense – discontinued operations	–	–	–	–	–
Add: capitalized interest	16,763	15,825	15,266	16,151	16,666
Less: amortized loan fees	(2,470)	(2,214)	(2,643)	(2,551)	(2,144)
Less: amortization of debt premium/discounts	(112)	(110)	(179)	(565)	(750)
Cash interest	31,275	31,423	28,671	27,792	28,045
Dividends on preferred stock	6,471	6,903	7,483	7,090	7,089
Fixed charges	$37,746	$38,326	$36,154	$34,882	$35,134

Fixed charge coverage ratio – quarter annualized	2.5x	2.6x	2.6x	2.7x	2.7x
Fixed charge coverage ratio – trailing 12 months	2.6x	2.7x	2.7x	2.7x	2.7x

Funds from operations and funds from operations, as adjusted

GAAP basis accounting for real estate assets utilizes historical cost accounting and assumes real estate values diminish over time.  In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) established the measurement tool of FFO.  Since its introduction, FFO has become a widely used non-GAAP financial measure among equity REITs.  We believe that FFO is helpful to investors as an additional measure of the performance of an equity REIT.  Moreover, we believe that FFO, as adjusted, is also helpful because it allows investors to compare our performance to the performance of other real estate companies between periods, and on a consistent basis, without having to account for differences caused by investment decisions, financing decisions, terms of securities, capital structures, and capital market transactions. We compute FFO in accordance with standards established by the Board of Governors of NAREIT in its April 2002 white paper and related implementation guidance (“NAREIT White Paper”). The NAREIT White Paper defines FFO as net income (computed in accordance with GAAP), excluding gains (losses) from sales and impairments of real estate, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  Impairments of real estate relate to decreases in the estimated fair value of real estate due to changes in general market conditions and do not necessarily reflect the operating performance of the properties during the corresponding period.  Impairments of real estate represent the non-cash write-down of assets when fair value over the recoverability period is less than the carrying value.  We compute FFO, as adjusted, as FFO calculated in accordance with the NAREIT White Paper, plus losses from early extinguishment of debt and preferred stock redemption charges, less realized gain on equity investment primarily related to one non-tenant life science entity, and the amount of such items which are allocable to our unvested restricted stock awards. Our calculations of both FFO and FFO, as adjusted, may differ from those methodologies utilized by other equity REITs for similar performance measurements, and, accordingly, may not be comparable to other equity REITs.  Neither FFO nor FFO, as adjusted, should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of liquidity, nor are they indicative of the availability of funds for our cash needs, including funds available to make distributions.

Future value-added projects

Land held for future development

All preconstruction efforts have been advanced to appropriate stages and no further preconstruction activities are ongoing and therefore, interest, property taxes, and other costs related to these assets are expensed as incurred.  We generally will not commence new development projects for aboveground vertical construction of new life science laboratory space without first securing pre-leasing for such space.

Land undergoing preconstruction activities (additional CIP)

Preconstruction activities include Building Information Modeling (3-D virtual modeling), design development and construction drawings, sustainability and energy optimization review, budgeting, planning for future site and infrastructure work, and other activities prior to commencement of vertical construction of aboveground shell and core improvements.  Our objective with preconstruction is to reduce the time it takes to deliver projects to prospective client tenants.  Project costs are capitalized as a cost of the project during periods when activities necessary to prepare an asset for its intended use are in progress.  We generally will not commence ground-up development of any parcels undergoing preconstruction activities without first securing pre-leasing for such space.  If vertical aboveground construction is not initiated at completion of preconstruction activities, the land parcel will be classified as land held for future development.  The two largest projects included in land undergoing preconstruction consist of our 1.6 million developable square feet at Alexandria Center™ at Kendall Square in East Cambridge, Massachusetts, and our 419,806 developable square feet site for the West Tower at Alexandria Center™ for Life Science – New York City.

Future redevelopment

Our asset base also includes non-laboratory space (office, warehouse, and industrial space), classified as rental properties, representing square feet for future conversion into life science laboratory space through redevelopment.  These spaces are currently classified in investments in real estate, net, in the condensed consolidated balance sheets.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Definitions and Other Information

September 30, 2012

(Tabular dollar amounts in thousands)

(Unaudited)

Gross assets (excluding cash and restricted cash)

Gross assets (excluding cash and restricted cash) are equal to total assets plus accumulated depreciation, less cash, cash equivalents, and restricted cash.

Initial stabilized yield - cash

Initial Stabilized Yield is calculated as the quotient of net operating income and our investment in the property at stabilization.  Our Initial Stabilized Yield on a cash basis reflects cash rents upon stabilization and does not reflect contractual rent escalations beyond the stabilization date.  We expect, on average, our contractual cash rents related to our value-added projects to increase over time.  Our Initial Stabilized Yield excludes the impact of leverage.

Interest coverage ratio

Interest coverage ratio is the ratio of Adjusted EBITDA to cash interest. This ratio is useful to investors as an indicator of our ability to service our cash interest obligations.  See fixed charge coverage ratio for calculation of cash interest.  The following table summarizes the calculation of the interest coverage ratio:

	Three Months Ended
	9/30/12	6/30/12	3/31/12	12/31/11	9/30/11
Adjusted EBITDA	$95,654	$100,792	$94,459	$94,491	$94,292
Cash interest	$31,275	$31,423	$28,671	$27,792	$28,045

Interest coverage ratio – quarter annualized	3.1x	3.2x	3.3x	3.4x	3.4x
Interest coverage ratio – trailing 12 months	3.2x	3.3x	3.4x	3.4x	3.3x

Net debt

Net debt is equal to the sum of total debt less cash, cash equivalents, and restricted cash.

Net operating income

Net operating income is a non-GAAP financial measure equal to income from continuing operations, the most directly comparable GAAP financial measure, plus loss on early extinguishment of debt, depreciation and amortization, interest expense, and general and administrative expense.  We believe net operating income provides useful information to investors regarding our financial condition and results of operations because it reflects primarily those income and expense items that are incurred at the property level.  Therefore, we believe net operating income is a useful measure for evaluating the operating performance of our real estate assets.  Net operating income on a cash basis is net operating income on a GAAP basis, adjusted to exclude the effect of straight-line rent adjustments required by GAAP.  We believe that net operating income on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent adjustments to rental revenue.

Further, we believe net operating income is useful to investors as a performance measure, because when compared across periods, net operating income reflects the impact on operations from trends in occupancy rates, rental rates, and operating costs, providing perspective not immediately apparent from income from continuing operations.  Net operating income excludes certain components from income from continuing operations in order to provide results that are more closely related to the results of operations of our properties.  For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level rather than at the property level.  In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level.  Property operating expenses that are included in determining net operating income consist of costs that are related to our operating properties, such as utilities, repairs and maintenance, rental expense related to ground leases, contracted services, such as janitorial, engineering, and landscaping, property taxes and insurance, and property level salaries.  General and administrative expenses consist primarily of accounting and corporate compensation, corporate insurance, professional fees, office rent, and office supplies, that are incurred as part of corporate office management. Net operating income presented by us may not be comparable to net operating income reported by other equity REITs that define net operating income differently.  We believe that in order to facilitate a clear understanding of our operating results, net operating income should be examined in conjunction with income from continuing operations as presented in our condensed consolidated statements of income.  Net operating income should not be considered as an alternative to income from continuing operations as an indication of our performance, or as an alternative to cash flows as a measure of liquidity, or our ability to make distributions.

Same property comparisons

As a result of changes within our total property portfolio, the financial data presented in the Summary of Same Property Comparisons shows significant changes in revenue and expenses from period to period.  In order to supplement an evaluation of our results of operations over a given period, we analyze the operating performance for all properties that were fully operating for the entire periods presented for the quarter periods (herein referred to as “Same Properties”) separate from properties acquired subsequent to the first day in the first period presented, properties undergoing active development and active redevelopment, and corporate entities (legal entities performing general and administrative functions), which are excluded from same property results (herein referred to as “Non-Same Properties”).  Additionally, rental revenues from lease termination fees, if any, are excluded from the results of the Same Properties.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Definitions and Other Information

September 30, 2012

(Tabular dollar amounts in thousands)

(Unaudited)

Total market capitalization

Total market capitalization is equal to the sum of outstanding shares of Series E Preferred Stock and common stock multiplied by the related closing price of each class at the end of each period presented, the liquidation value of the series D cumulative convertible preferred stock (“Series D Convertible Preferred Stock”), and total debt.

Unencumbered net operating income as a percentage of total net operating income

Unencumbered net operating income as a percentage of total net operating income is a non-GAAP financial measure that we believe is useful to investors as a performance measure of our results of operations of our unencumbered real estate assets, as it reflects primarily those income and expense items that are incurred at the unencumbered property level.  We use unencumbered net operating income as a percentage of total net operating income in order to assess our compliance with our financial covenants under our debt obligations because the measure serves as a proxy for a financial measure under certain of our debt obligations.  Unencumbered net operating income is derived from assets classified in continuing operations which are not subject to any mortgage, deed of trust, lien, or other security interest.  Unencumbered net operating income for periods through June 30, 2012 has been reclassified to conform to current period presentation related to discontinued operations.

	Three Months Ended					Nine Months Ended
	9/30/12	6/30/12	3/31/12	12/31/11	9/30/11	9/30/12	9/30/11
Unencumbered net operating income	$73,543	$76,989	$68,462	$66,968	$64,264	$218,994	$185,413
Encumbered net operating income	27,298	28,668	29,059	30,728	32,931	85,025	105,553
Total net operating income	$100,841	$105,657	$97,521	$97,696	$97,195	$304,019	$290,966

Unencumbered net operating income as a percentage of total net operating income	73%	73%	70%	69%	66%	72%	64%

Weighted average interest rate for capitalization

The weighted average interest rate for calculating capitalization of interest required pursuant to GAAP represents a weighted average rate based on the rates applicable to borrowings outstanding during the period and includes the impact of our interest rate hedge agreements, amortization of debt discounts/premiums, amortization of loan fees, and other bank fees.  A separate calculation is performed each month to determine our weighted average interest rate for capitalization for the month.  The rate will vary each month due to changes in variable interest rates, outstanding debt balances, the proportion of variable rate debt to fixed rate debt, the amount and terms of effective interest rate hedge agreements, and the amount of loan fee amortization.

Weighted average shares for calculating FFO, FFO, as adjusted, and AFFO per share

Weighted average shares represent the weighted average of common shares outstanding during the period.  The following calculation of weighted average shares was applied to arrive at FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders, FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders, as adjusted, and AFFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders:

	Three Months Ended					Nine Months Ended
	9/30/12	6/30/12	3/31/12	12/31/11	9/30/11	9/30/12	9/30/11
Weighted average shares of common stock outstanding for calculating FFO, FFO, as adjusted, and AFFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders –basic	62,364,210	61,663,367	61,507,807	61,427,495	61,295,659	61,847,023	58,271,270
Effect of assumed conversion and dilutive securities:
Assumed conversion of 8.00% Unsecured Senior Convertible Notes	6,087	6,087	6,087	6,087	6,047	6,087	6,047
Dilutive effect of stock options	–	173	1,160	3,939	8,310	448	13,475
Weighted average shares of common stock outstanding for calculating FFO, FFO, as adjusted, and AFFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders –diluted	62,370,297	61,669,627	61,515,054	61,437,521	61,310,016	61,853,558	58,290,792

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